                                                                    Exhibit 10.1

                           FIFTH AMENDED AND RESTATED

                  TRADE RECEIVABLES PURCHASE AND SALE AGREEMENT

                           Dated as of April 10, 2002

         POLYONE FUNDING CORPORATION, a Delaware corporation (the "SELLER"), POLYONE CORPORATION, an Ohio corporation ("POLYONE"), individually and as Collection Agent (as herein defined), CORPORATE RECEIVABLES CORPORATION ("CRC"), a California corporation, CIESCO, L.P., a New York limited partnership ("CIESCO", and together with CRC, collectively the "CITICORP INVESTORS" and individually a "CITICORP INVESTOR"), and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as managing agent for the Citicorp Investors (in such capacity, the "CITICORP AGENT") and as agent for itself, the other Managing Agents (as defined in Section 1.01 hereof), the Investors and the other Owners (as defined in Section 1.01 hereof) (in such capacity, the "AGENT"), agree as follows:

         PRELIMINARY STATEMENTS.

         (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

         (2) PolyOne, the Citicorp Investors and the Agent were each party to that certain Fourth Amended and Restated Trade Receivables Purchase and Sale Agreement dated as of May 28, 1999 and as further amended on July 21, 1999, February 9, 2000, August 31, 2000, March 14, 2001, June 22, 2001 and January 1, 2002 (as so amended, the "ORIGINAL AGREEMENT") whereby PolyOne has from time to time sold to the Citicorp Investors, and the Citicorp Investors have from time to time purchased from PolyOne, "Eligible Assets" (as defined in the Original Agreement), namely undivided fractional ownership interests in all the outstanding "Pool Receivables" (as defined in the Original Agreement) and all "Related Security" and "Collections" (as defined in the Original Agreement) and other proceeds thereof and with respect thereto.

         (3) Pursuant to that certain Assignment and Assumption dated as of the date hereof (the "POLYONE ASSIGNMENT") between PolyOne, as assignor, and the Seller, as assignee, PolyOne has sold and assigned to the Seller, and the Seller has purchased and assumed from PolyOne, all of PolyOne's rights and obligations under the Original Agreement as of the date hereof.

         (4) The Seller will from time to time hereafter purchase from PolyOne and the other Originators (as defined in Section 1.01 hereof) Pool Receivables in which the Seller intends to sell interests referred to herein as Eligible Assets.

         (5) In consideration of the reinvestment in Pool Receivables of daily Collections (other than with regard to accrued Yield, Fees and Collection Agent
Fee) attributable to each Eligible Asset, the Seller will from time to time hereafter sell to the Investor of such Eligible Asset additional interests in the Pool Receivables as part of such Eligible Asset until such reinvestment is terminated.

         (6) The parties hereto have agreed to amend and restate the Original Agreement, as modified by the PolyOne Assignment, on the terms and conditions hereinafter set forth, to provide for, among other things, the sale of Eligible Asset interests in the Receivables Pool, as contemplated by Preliminary Statement (5) above.

         (7) CNAI has been requested and is willing to continue to act as Agent.

         NOW THEREFORE, the parties hereby agree that, effective as of the Restatement Effective Date the Original Agreement is hereby amended and restated in its entirety to read as follows:


                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. CERTAIN DEFINED TERMS.

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ADDITIONAL ASSIGNED RIGHTS" means all of the Seller's right, title and interest in and to the following:

                  (a) the Receivables Contribution and Sale Agreement, including, without limitation:

                     (i) all rights to receive moneys due and to become due under or pursuant to the Receivables Contribution and Sale Agreement;

                     (ii) all rights to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Receivables Contribution and Sale Agreement;

                     (iii) claims for damages arising out of or for breach of or default under the Receivables Contribution and Sale Agreement; and

                     (iv) the right to perform under the Receivables Contribution and Sale Agreement and to compel performance and otherwise exercise all remedies thereunder; and

                  (b) all proceeds of any and all of the foregoing Additional Assigned Rights (including, without limitation, proceeds which constitute property of the types described in clause (a) of this definition).

         "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim of any Person.

         "AFFILIATE" means (a) when used with respect to a Person, any other Person controlling, controlled by or under common control with such Person,
     (b) as to CNAI or any

     Citicorp Investor, such Citicorp Investor and CNAI, respectively, and any other Person who has a relationship to CNAI comparable to that of such Citicorp Investor and (c) as to any other Managing Agent or such Managing Agent's Investor, such Investor and such Managing Agent, respectively, and any other Person who has a relationship to such Managing Agent comparable to that of such Investor.

         "AFFILIATED OBLIGOR" means any Obligor which is an Affiliate of another Obligor.

         "AGENT" has the meaning set forth in the recital of parties hereto.

         "AGENT'S ACCOUNT" means the special account (account number 3885-8248) of the Agent maintained at the office of Citibank at 399 Park Avenue, New York, New York.

         "ALTERNATE BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, PLUS (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 365/366 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by the Agent, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                  (c) 1/2 of 1% per annum above the Federal Funds Rate.

         "APPLICABLE MARGIN" means, as of any date, (a) when applicable to the Eurodollar Rate, a percentage per annum equal to the sum of (i) 0.50 of 1% per annum plus (ii) the Credit Agreement Applicable Margin for Eurocurrency Rate Advances in effect on such date and (b) when applicable to the Alternate Base Rate, a percentage per annum equal to the sum of (i) 0.50 of 1% per annum plus (ii) the Credit Agreement Applicable Margin for Base Rate Advances in effect on such date.

         "ASSIGNEE" means Citibank, CNAI, any other Managing Agent or any Investor or any of their respective Affiliates or any other Person acceptable to the Agent as the assignee of an Eligible Asset pursuant to
     Section 9.01 or the assignee of any Investor's rights and obligations under this Agreement pursuant to Section 9.02.

         "ASSIGNEE RATE" means, for any Fixed Period for any Eligible Asset, an interest rate per annum equal to the Eurodollar Rate for such Fixed Period plus the Applicable Margin in effect from time to time, PROVIDED, HOWEVER, that in the case of

                  (i) any Fixed Period on or prior to the first day of which the Owner of such Eligible Asset shall have notified the Agent that, after reasonable efforts by such Owner (consistent with its internal policy and legal and regulatory restrictions) to designate a lending office that would allow such Owner to fund an Eligible Asset at the Assignee Rate set forth above and which would not, in the judgment of such Owner, be otherwise disadvantageous to such Owner, the introduction of or any change occurring on or after the effective date of this Agreement or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Owner to fund such Eligible Asset at the Assignee Rate set forth above (and such Owner shall not have subsequently notified the Agent that such circumstances no longer exist),

                  (ii) any Fixed Period of 1 to (and including) 29 days,

                  (iii) any Fixed Period as to which the Agent does not receive notice from the Owner of such Eligible Asset, by no later than 12:00 noon (New York City time) on the third Business Day preceding the first day of such Fixed Period, that the related Eligible Asset will not be funded by issuance of commercial paper, or

                  (iv) any Fixed Period for an Eligible Asset the Capital of which allocated to the Owner of such Eligible Asset is less than $500,000,

     the "ASSIGNEE RATE" for such Fixed Period for such Eligible Asset shall be an interest rate per annum equal to the sum of (x) the Alternate Base Rate in effect on the first day of such Fixed Period and (y) the Applicable Margin in effect from time to time; PROVIDED FURTHER, HOWEVER, that the Agent and the Seller may agree in writing from time to time upon a different "ASSIGNEE RATE".

         "ASSIGNMENT" means an assignment, in substantially the form of Exhibit A hereto, by which an Eligible Asset may be assigned pursuant to Section 9.01.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance, in substantially the form of Exhibit B hereto, entered into by an Investor and an Assignee pursuant to Section 9.02.

         "AVERAGE MATURITY" means, on any day, that period (expressed in days) equal to the average maturity of the Pool Receivables as shall be calculated by the Collection Agent as set forth in the most recent Seller Report in accordance with the provisions thereof; PROVIDED, HOWEVER, that, if the Agent shall disagree with any such calculation, the Agent may recalculate the Average Maturity for such day.

         "BELOW INVESTMENT GRADE PERIOD" means any period during which PolyOne's long-term public senior unsecured and unguaranteed debt securities shall be rated lower than BBB- by S&P or lower than Baa3 by Moody's and which is not a Collateral Account Period.

         "BORROWED DEBT" has the meaning set forth in the Credit Agreement in effect on the date hereof.

         "BUSINESS DAY" means any day on which (i) banks are not authorized or required to close in New York City and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

         "CAPITAL" means, in respect of any Eligible Asset, the original amount paid to the Seller for such Eligible Asset at the time of its acquisition by an Investor pursuant to Sections 2.01 and 2.02, or such amount divided or combined by any dividing or combining of such Eligible Asset pursuant to
     Section 2.09, in each case reduced from time to time by Collections received and distributed on account of such Capital pursuant to Sections
     2.05 and 2.06; PROVIDED, HOWEVER, that such Capital of such Eligible Asset shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

         "CASH COLLATERAL ACCOUNT" means an account established by the Agent with Citibank, account number 30506264, in the name of the Agent and under the sole control and dominion of the Agent.

         "CASH INTEREST EXPENSE" means, for any fiscal period of PolyOne, interest expense on all Debt of PolyOne and its Subsidiaries, net of interest income, in accordance with GAAP and including, without limitation, to the extent not otherwise included in accordance with GAAP, (a) interest expense in respect of Debt resulting from "Advances" under and as defined in the Credit Agreement, (b) the interest component of obligations under leases that have or should have been or should be, in accordance with GAAP, recorded as capital leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit issued for the account of PolyOne or any of its Subsidiaries, (d) the net payment, if any, payable in connection with Hedge Agreements (as defined in the Credit Agreement) and (e) fees paid pursuant to Section 2.04(a) of the Credit Agreement, but excluding, in each case, (w) any amounts accrued or payable in connection with this Agreement or the Parallel Purchase Commitment, (x) amortization of original issue discount, (y) the interest portion of any deferred payment obligation and (z) other interest not payable in cash.

         "CERTIFICATE" means a certificate of assignment by the Seller to the Agent on behalf of any Owner, in the form of Exhibit C hereto, evidencing each Eligible Asset of such Owner.

         "CIESCO" has the meaning set forth in the recital of parties hereto.

         "CITIBANK" means Citibank, N.A., a national banking association.

         "CITICORP AGENT" has the meaning set forth in the recital of parties hereto.

         "CITICORP INVESTORS" has the meaning set forth in the recital of parties hereto.

         "CNAI" has the meaning set forth in the recital of parties hereto.

         "COLLATERAL" has the meaning set forth in Section 11.10.

         "COLLATERAL ACCOUNT PERIOD" means any period during which PolyOne's long-term public senior unsecured and unguaranteed debt securities shall be rated lower than BB by S&P or lower than Ba2 by Moody's.

         "COLLECTION AGENT" has the meaning set forth in Section 6.01.

         "COLLECTION AGENT FEE" has the meaning assigned to that term in Section 2.10.

         "COLLECTION AGENT FEE RESERVE" means, for any Eligible Asset at any time, the unpaid Collection Agent Fee relating to such Eligible Asset accrued to such time.

         "COLLECTIONS" means, with respect to any Pool Receivable, all cash collections and other cash proceeds of such Pool Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Pool Receivable, and any Collection of such Pool Receivable deemed to have been received pursuant to Section 2.07.

         "CONCENTRATION LIMIT" for any Obligor means at any time 3 1/3%, or, in the case of any Obligor designated by the Agent (with the consent or at the request of the Managing Agents) in a writing delivered to the Seller, such other percentage ("SPECIAL CONCENTRATION LIMIT") for such Obligor so designated by the Agent (with the consent or at the request of the Managing Agents); PROVIDED, that (i) in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor and (ii) the Agent (at the request of any Managing Agent) may cancel any Special Concentration Limit upon five Business Days' notice to the Seller.

         "CONFIDENTIAL INFORMATION" has the meaning set forth in the Credit Agreement.

         "CONSENT AND AGREEMENT" means a consent and agreement, in substantially the form of Exhibit G hereto, with respect to the Receivables Contribution and Sale Agreement, duly executed by the Seller and each Originator.

         "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

         "CONTRACT" means an agreement between an Originator and an Obligor, in substantially the form of one of the forms of written contract set forth in
     Schedule III hereto or otherwise approved by the Agent (with the consent or at the request of the Majority Managing Agents), or in the case of an open account agreement, as evidenced by one of the forms of invoices set forth in Schedule III hereto or otherwise approved by the Agent (with the consent or at the request of the Managing Agents), pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or services from time to time.

         "CP FIXED PERIOD DATE" means, for any Eligible Asset, the date of Purchase of such Eligible Asset and thereafter the second Business Day of each calendar month or any other day as shall have been agreed to in writing by the Agent (with the consent or at the request of the Managing Agents) and the Seller prior to the first day of the preceding Fixed Period for such Eligible Asset, or, if there is no preceding Fixed Period, prior to the first day of such Purchase.

         "CRC" has the meaning set forth in the recital of parties hereto.

         "CREDIT AGREEMENT" means the Five-Year Credit Agreement dated as of October 30, 2000, as amended by the Letter Waiver thereto dated as of March 31, 2001, Amendment No. 1 to the Five-Year Credit Agreement dated as of March 31, 2001, the Letter Waiver dated as of September 30, 2001, Amendment No. 2 to the Five-Year Credit Agreement dated as of November 21, 2001, Amendment No. 3 to the Five-Year Credit Agreement dated as of January 17, 2002 and Amendment, Waiver and Consent No. 4 to the Five-Year Credit Agreement dated as of March 28, 2002, among PolyOne, the banks, financial institutions and other institutional lenders party thereto as Lenders, Salomon Smith Barney Inc., as sole lead arranger, Deutsche Bank Securities Inc. and Bank One, NA as syndication agents and Citicorp USA, Inc. as administrative agent for the Lenders, as such agreement may hereafter be further amended, amended and restated, supplemented or otherwise modified from time to time.

         "CREDIT AGREEMENT APPLICABLE MARGIN" means, as of any date, the `Applicable Margin' for Eurocurrency Rate Advances or Base Rate Advances, as the case may be, in effect on such date as set forth and defined in the Credit Agreement.

         "CREDIT AND COLLECTION POLICY" means those credit and collection policies and practices in effect on the date hereof relating to Contracts and Receivables described in Schedule II hereto, as modified in compliance with Section 5.03(c).

         "DAILY SELLER REPORT" means a report, in substantially the form of Exhibit D-3 hereto, as such Exhibit D-3 may be amended by the Agent from time to time in accordance with its then current credit policy or guidelines (with notice to, but without the consent of any of the Seller, any Originator and the Collection Agent), in each case furnished by the Collection Agent to the Agent for each Owner pursuant to Section 2.07.

         "DEBT" shall have the meaning set forth in the Credit Agreement in effect on the date hereof; any capitalized terms used in the definition of Debt set forth in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement as of such date and are hereby incorporated herein by reference.

         "DEFAULT RATIO" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Defaulted Receivables on such date or would have been Defaulted Receivables on such date had they not been written off the books of the Seller or any Originator during such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

         "DEFAULTED RECEIVABLE" means a Receivable:

                  (i) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment,

                  (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g),

                  (iii) which is subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof) or

                  (iv) which, consistent with the Credit and Collection Policy, would be written off the Seller's or any Originator's books as uncollectible.

         "DELINQUENCY RATIO" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables at the end of such month by (ii) the aggregate Outstanding Balance of all Pool Receivables on such date.

         "DELINQUENT RECEIVABLE" means a Receivable that is not a Defaulted Receivable and:

                  (i) as to which any payment, or part thereof, remains unpaid for 31 or more days from the original due date for such payment; or

                  (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller or any Originator.

         "DESIGNATED OBLIGOR" means, at any time, all Obligors; PROVIDED, HOWEVER, that any Obligor shall cease to be a Designated Obligor upon three Business Days' notice by the Agent (with the consent or at the request of the Majority Managing Agents) to the Seller.

         "DILUTION HORIZON" means, as of any date, a ratio computed by dividing
     (i) the aggregate Outstanding Balance of all Pool Receivables acquired by the Seller during the most recently ended calendar month or during such other period as the Agent (with the consent or at the request of the Managing Agents) shall determine by (ii) the Outstanding Balance of Pool Receivables (other than Defaulted Receivables) as at the last day of the most recently ended calendar month.

         "DILUTION PERCENTAGE" means, as of any date, the following:

                  (a) during any Below Investment Grade Period, the product of
         (i) the sum of (A) 1.5 times the average of the Dilution Ratios for each of the twelve most recently ended calendar months, plus (B) the Dilution Volatility as at the last day of the most recently ended calendar month, and (ii) the Dilution Horizon as of such date;

                  (b) during any period in which PolyOne's long-term public senior unsecured and unguaranteed debt securities are rated BBB or higher by S&P and Baa2 or higher by Moody's, the "DILUTION PERCENTAGE" shall be zero;

                  (c) during any period in which PolyOne's long-term public senior unsecured and unguaranteed debt securities are rated lower than BBB by S&P but higher than Baa3 by Moody's, or are rated higher than BBB- by S&P but lower than Baa2 by Moody's, the "DILUTION PERCENTAGE" shall be that set forth in clause (a) above but modified by excluding subclause (i)(B) therein; and

                  (d) during any period in which PolyOne's long-term public senior unsecured and unguaranteed debt securities are rated lower than BBB- by S&P or lower than Baa3 by Moody's, the "DILUTION PERCENTAGE" shall be that set forth in clause (a) above but modified by changing the number "1.5" referred to in subclause (i)(A) therein to the number "2".

         "DILUTION RATIO" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate amount of credits, rebates, discounts, disputes, chargebacks, returned inventory or equipment credits, allowances and other reductions of the Receivables Pool the effect of which in each case is to reduce the Outstanding Balance of any Pool Receivable (other than any dilution factor resulting solely from any write-off of any Pool Receivable by the Collection Agent and not from any of the other factors specified above) provided to Obligors during such calendar month in respect of the principal balance of any Pool Receivable by (ii) the aggregate Outstanding Balance of all Pool Receivables acquired by the Seller during the most recently ended prior calendar month or during such other period as the Agent (with the consent or at the request of the Managing Agents) shall determine.

         "DILUTION RESERVE" means, for any Eligible Asset at any date, the following:

                  (a) during any Investment Grade Period, an amount equal to

                                     DP x C

         where:

         DP    = the Dilution Percentage of such Eligible Asset at the close of business of the Collection Agent on such date,

         C     = the Capital of such Eligible Asset at the close of business of the Collection Agent on such date; and

                  (b) during any Below Investment Grade Period or any Collateral Account Period, an amount equal to

                                   DP x RNRPB

         where:

         DP    = the Dilution Percentage of such Eligible Asset at the close of business of the Collection Agent on such date,

         RNRPB = the Net Receivables Pool Balance computed under paragraph (b) of the definition thereof without giving effect to clause (b)(ii) of the definition thereof at the close of business of the Collection Agent on such date.

         "DILUTION VOLATILITY" means, as of any date, a ratio (expressed as a percentage) equal to the product of (a) the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months MINUS the average of the Dilution Ratios for each of the twelve most recently ended calendar months and (b) a ratio (expressed as a percentage) calculated by dividing the highest of the Dilution Ratios calculated for each of the twelve most recently ended calendar months by the average of the Dilution Ratios for each of the twelve most recently ended calendar months.

         "EBITDA" means, for any period, net income (or net loss) PLUS the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense,
     (d) amortization expense (e) non-cash extraordinary or unusual losses deducted in calculating net income and resulting from business rationalizations and facility closures in an aggregate amount from the date hereof not to exceed $50,000,000 less non-cash extraordinary or unusual gains added in calculating net income, PROVIDED, that for the calendar year 2001, such amount included in this clause (e) for extraordinary and unusual losses resulting from business rationalizations and facility closures shall include cash charges for such losses in an aggregate amount not to exceed $14,800,000 and (f) from October 1, 2001 through June 30, 2003, cash extraordinary or unusual losses deducted in calculating net income resulting from the Triple Crown restructuring as and when incurred (when received or expensed), rather than on an accrual basis, in each case determined in accordance with GAAP for such period.

         "ELIGIBLE ASSET" means, at any time, an undivided percentage ownership interest at such time in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.04, (ii) all Related Security with respect to such Pool Receivables and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest for such Eligible Asset shall be computed as

                             C + LR + DR + YR + CAFR
                             -----------------------
                                      NRPB

     where:

         C    = the Capital of such Eligible Asset at the time of such
                computation.

         LR   = the Loss Reserve of such Eligible Asset at the time of such computation.

         DR   = the Dilution Reserve of such Eligible Asset at the time of such computation.

         YR   = the Yield Reserve of such Eligible Asset at the time of such computation.

         CAFR = the Collection Agent Fee Reserve of such Eligible Asset at the time of such computation.



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

         NRPB = the Net Receivables Pool Balance at the time of such computation.

     Each Eligible Asset shall be determined from time to time pursuant to the provisions of Section 2.04.

         "ELIGIBLE ASSIGNEE" means (i) any Managing Agent or any of its Affiliates, (ii) any Investor or any of its Affiliates, (iii) any commercial bank all of whose short-term public senior unsecured and unguaranteed debt securities are rated at least A-1 by S&P and at least P-1 by Moody's, or (iv) any other Person approved by the Agent and the Seller (which approval shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that neither any Originator nor the Seller nor any of their respective Affiliates may be an Eligible Assignee.

         "ELIGIBLE RECEIVABLE" means, at any time and with respect to any Eligible Asset, a Receivable:

                  (i) the Obligor of which is a United States resident, is not an Affiliate of any Originator or any of the parties hereto, and is not a government or a governmental subdivision or agency;

                  (ii) the Obligor of which at the time of the initial creation of an interest therein hereunder is a Designated Obligor;

                  (iii) the Obligor of which at the time of the initial creation of an interest therein hereunder is not the Obligor of any Defaulted Receivables in the aggregate amount of 5% or more of the aggregate Outstanding Balance of all Pool Receivables of such Obligor;

                  (iv) which at the time of the initial creation of an interest therein hereunder is not a Defaulted Receivable or a Delinquent Receivable;

                  (v) which, according to the Contract related thereto, is required to be paid in full within 30 days (or, in the case of Receivables having an Outstanding Balance not exceeding 25% of the Outstanding Balance of all Pool Receivables, 90 days) of the original billing date therefor;

                  (vi) which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

                  (vii) a purchase of which with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                  (viii) which is an "account" within the meaning of Section 9-102(a)(2) of the UCC of each jurisdiction the law of which governs the perfection of the interest created by an Eligible Asset;

                  (ix) which is denominated and payable only in United States dollars in the United States;

                  (x) which arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any Adverse Claim or any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Obligor);

                  (xi) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                  (xii) which (A) satisfies all applicable requirements of the Credit and Collection Policy and (B) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent (with the consent or at the request of the Majority Managing Agents) may from time to time specify to the Seller upon 30 days notice; and

                  (xiii) as to which, at or prior to the time of the initial creation of an interest therein through a Purchase, the Agent has not notified the Seller that the Agent has determined (with the consent or at the request of the Majority Managing Agents) that such Receivable (or class of Receivables) is not acceptable for purchase by the Investors hereunder.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EURODOLLAR RATE" means, for any Fixed Period, an interest rate per annum equal to the rate per annum obtained by dividing (i) the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Fixed Period in an amount substantially equal to the Capital associated with such Fixed Period for a period equal to such Fixed Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage (as defined below) for such Fixed Period. The "EURODOLLAR RATE RESERVE PERCENTAGE" for any Fixed Period means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including eurocurrency liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time) having a term equal to such Fixed Period.

         "EVENT OF INVESTMENT INELIGIBILITY" has the meaning assigned to that term in Section 7.01.

         "EXCESS CONCENTRATION AMOUNT" means, at any time, the aggregate, for all Obligors, of the amount of each Obligor by which the aggregate Outstanding Balance of all Eligible Receivables of such Obligor exceeds,
     (i) in the case of each Obligor other than an Obligor having a Special Concentration Limit, the product of (A) the Concentration Limit for such Obligor multiplied by (B) the Net Receivables Pool Balance computed under paragraph (b) of the definition thereof without giving effect to clause
     (b)(ii) of the definition thereof at such time and (ii) in the case of each Obligor having a Special Concentration Limit, the lesser of (I) the product of (A) the Concentration Limit for such Obligor multiplied by (B) the Net Receivables Pool Balance computed under paragraph (b) of the definition thereof without giving effect to clause (b)(ii) of the definition thereof at such time, and (II) $10,000,000.

         "FACILITY" means the willingness of each Investor to consider, in its sole discretion pursuant to Article II, the purchase from the Seller of undivided percentage interests in Pool Receivables by making Purchases of Eligible Assets from time to time.

         "FACILITY TERMINATION DATE" means, for any Eligible Asset, the earlier of April 10, 2006 or the date of termination of the Facility for such Eligible Asset pursuant to Section 2.03 or Section 7.01.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "FEE LETTER" means the letter agreement dated as of the date hereof among the Seller, PolyOne and the Agent on behalf of itself, the Owners and the Liquidity Banks, as the same may from time to time be amended, supplemented or otherwise modified.

         "FEES" means those fees set forth and designated as "Fees" in the Fee Letter.

         "FIXED PERIOD" means with respect to any Eligible Asset:

                  (a) in the case of any Fixed Period in respect of which Yield is computed by reference to the Investor Rate, each successive period commencing on each CP Fixed Period Date for such Eligible Asset and ending on the next succeeding CP Fixed Period Date for such Eligible Asset;

                  (b) in the case of any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate, each successive period of from one to and including 29 days, or a period of one, two, three or six months as the Seller shall select and the Agent (with the consent or at the request of the Managing Agents) shall approve on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than 11:00 A.M. (New York City time) on the last day of the immediately preceding Fixed Period for such Eligible Asset, each such Fixed Period for any Eligible Asset to commence on such last day (or, if there is no such Fixed Period, on the date of Purchase of such Eligible Asset), EXCEPT that if the Agent shall not have received such notice or the Agent and the Seller shall not have so mutually agreed before 11:00 A.M. (New York City time) on such last day, such period shall be one day;

         PROVIDED, HOWEVER, that:

                  (i) any such Fixed Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (PROVIDED, HOWEVER, if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

                  (ii) in the case of Fixed Periods of one day for any Eligible Asset, (A) if such Fixed Period is such Eligible Asset's initial Fixed Period, such Fixed Period shall be the day of the related Purchase; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and (C) which occurs on a day immediately preceding a day which is not a Business Day shall be extended to the next succeeding Business Day; and

                  (iii) in the case of any Fixed Period for any Eligible Asset which commences before the Termination Date for such Eligible Asset and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Eligible Asset shall be of such duration as shall be selected by the Agent.

         "GAAP" has the meaning specified in Section 1.04.

         "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "INDEMNIFIED AMOUNTS" has the meaning specified in Section 10.01.

         "INDEMNIFIED PARTY" means any or all of the Investors, the Managing Agents, Citibank, CNAI, the Assignees, the Liquidity Banks, the Participants and the Agent and their respective Affiliates and successors and assigns and their respective officers, directors, employees, agents and advisors.

         "INTEREST COVERAGE RATIO" means, with respect to any fiscal quarter, the ratio of (a) EBITDA of PolyOne and its Subsidiaries, including, at any time after demand for performance of PolyOne's guaranty of the obligations of Sunbelt (as defined in the Credit Agreement) has been made, their pro rata share of Sunbelt, on a Consolidated basis to (b) Cash Interest Expense of PolyOne and its Subsidiaries, including, at any time after demand for performance of the PolyOne's guaranty of the obligations of Sunbelt has been made, their pro rata share of Sunbelt, on a Consolidated basis, in each case in the aggregate for the period of four consecutive fiscal quarters ended at the end of such fiscal quarter; PROVIDED that clause (a) of this definition shall be calculated to include the EBITDA for such period of four consecutive fiscal quarters of any business acquired by PolyOne or its Subsidiaries during such period.

         "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person.

         "INVESTMENT GRADE PERIOD" means any period during which PolyOne's long-term public senior unsecured and unguaranteed debt securities shall be rated BBB- or higher by S&P and Baa3 or higher by Moody's.

         "INVESTOR" means CRC and Ciesco, provided, however, that upon any assignment hereunder pursuant to Section 9.02 of all or a portion of the Eligible Assets owned by any Investor together with all or a portion of the rights and obligations of such Investor hereunder associated therewith, the Assignee thereof shall be an Investor for all purposes hereunder.

         "INVESTOR RATE" for any Fixed Period for any Eligible Asset means, to the extent an Owner funds such Eligible Asset for such Fixed Period by issuing commercial paper, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Owner from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those promissory notes issued by such Owner that are allocated, in whole or in part, by the Managing Agent of such Owner (on behalf of such Owner) to fund the Purchase or maintenance of such Eligible Asset during such Fixed Period, as determined by the Managing Agent of such Owner (on behalf of such Owner) and reported to the Seller and the Collection Agent, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Managing Agent of such Owner (on behalf of such Owner); PROVIDED, HOWEVER, if the rate (or rates) as agreed between any such agent or dealer and the Managing Agent of such Owner, with regard to any Fixed Period for any Eligible Asset is a discount rate (or rates), the "INVESTOR RATE" for such Fixed Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

         "LIQUIDATION DAY" for any Eligible Asset means either (i) each day during any Settlement Period for such Eligible Asset on which the conditions set forth in Section 3.02 are not satisfied (or such failure of conditions is not waived by the Agent), or (ii) each day which occurs on or after the Termination Date for such Eligible Asset.

         "LIQUIDATION FEE" means, for any Fixed Period during which a Liquidation Day occurs, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to clause (iv) of the definition thereof) which would have accrued during such Fixed Period on the reductions of Capital of the Eligible Asset relating to such Fixed Period had such reductions remained as Capital, exceeds (ii) the income, if any, received by the Owner's investing the proceeds of such reductions of Capital.

         "LIQUIDATION YIELD" means, for any Eligible Asset at any date, an amount equal to the product of (i) the Capital of such Eligible Asset as at such date and (ii) the product of (a) the Assignee Rate for such Eligible Asset for a Fixed Period deemed to commence at such time for a period of 30 days and (b) a fraction having as its numerator the number of days in the period equal to the Average Maturity (as in effect at such date) and 360 as its denominator.

         "LIQUIDITY BANKS" means the banks and other financial institutions (other than the Agent) parties to the Parallel Purchase Commitment, together with their successors and assigns.

         "LOCK-BOX ACCOUNT" means a deposit account maintained at a Lock-Box Bank for the purpose of receiving Collections.

         "LOCK-BOX AGREEMENT" means an agreement, in substantially the form of Exhibit E hereto, among the Seller or any Originator, as the case may be, the Agent and a Lock-Box Bank with such modifications as may be acceptable to the Agent.

         "LOCK-BOX BANK" means any of the banks holding one or more Lock-Box Accounts.

         "LOCK-BOX NOTICE" means a notice, in substantially the form of Annex I to a Lock-Box Agreement, from the Agent to any Lock-Box Bank.

         "LOSS HORIZON FACTOR" means, as of any date, a ratio computed by dividing (a) the aggregate Outstanding Balance of all Pool Receivables acquired by the Seller during the preceding three calendar months by (b) the aggregate Outstanding Balance of all Pool Receivables (other than Defaulted Receivables) as of the end of the last calendar month ended on or before such date.

         "LOSS PERCENTAGE" for any Eligible Asset on any date, (a) during any Investment Grade Period, the greatest of (i) 10%, (ii) four times the Concentration Limit and (iii) three times the highest Default Ratio as of the last day of any of the 12 calendar months ended immediately preceding such date, and (b) during any period in which PolyOne's long-term public senior unsecured and unguaranteed debt securities are rated lower than BBB-by S&P or Baa3 by Moody's, the greatest of (i) 10%, (ii) four times the Concentration Limit and (iii) the product of (A) two multiplied by (B) the Loss Horizon Factor as of such date multiplied by (C) the highest of the average Loss Ratios for any three consecutive calendar month period during the twelve calendar months most recently ended on or before such date.

         "LOSS RATIO" means, for any calendar month, the ratio (expressed as a percentage) computed as of the last day of such calendar month by dividing
     (a) the aggregate Outstanding Balance of all Pool Receivables which (i) are at least 61 but not more than 90 days past due or (ii) otherwise became Defaulted Receivables during such calendar month or (iii) were written off during such calendar month by (b) the aggregate Outstanding Balance of all Pool Receivables acquired by the Seller during the third calendar month preceding such calendar month.

         "LOSS RESERVE" means, for any Eligible Asset at any date, the following:

                  (a) during any Investment Grade Period, an amount equal to

                                  LP x (C + YR)

         where:

         LP    = the Loss Percentage for such Eligible Asset at the close of business of the Collection Agent on such date,

         C     = the Capital of such Eligible Asset at the close of business of the Collection Agent on such date,

         YR    = the Yield Reserve for such Eligible Asset at the close of business of the Collection Agent on such date; and

                  (b) during any Below Investment Grade Period or Collateral Account Period, an amount equal to

                                   LP x RNRPB

         where:

         LP    = the Loss Percentage for such Eligible Asset at the close of business of the Collection Agent on such date,

         RNRPB = the Net Receivables Pool Balance computed under clause (b) of the definition thereof without giving effect to clause (b)(ii) of the definition thereof at the close of business of the Collection Agent on such date.

         "MAJORITY MANAGING AGENTS" means, at any time, Managing Agents of the Investors owning at least 66 2/3% of the then aggregate outstanding Eligible Assets owned by the Investors or, if no Eligible Asset is then owned by any Investor, Investors holding at least 66 2/3% of the aggregate Purchase Limits.

         "MANAGING AGENT" means, at any time, each of the Citicorp Agent and, in the case of any Investor becoming a party hereto by Assignment and Acceptance, the Person designated as Managing Agent for such Investor and its successive Assignees in such Assignment and Acceptance, PROVIDED that in the case of any such designation in such Assignment and Acceptance, the Managing Agent of the assignor executing and delivering such Assignment and Acceptance shall have assigned, and the Person so designated shall have accepted and assumed, all of such Managing Agent's rights, interests, duties and obligations (to the extent theretofore related to such assignor and thereafter relating to such Investor) as Managing Agent hereunder in writing.

         "MONTHLY SELLER REPORT" means a report, in substantially the form of Exhibit D-1 hereto, as such Exhibit D-1 may be amended by the Agent from time to time in accordance with its then current credit policy or guidelines (with notice to, but without the consent of any of the Seller, any Originator and the Collection Agent), in each case furnished by the Collection Agent to the Agent for each Owner pursuant to Section 2.07.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Seller or any ERISA Affiliate and at least one Person other than the Seller and the ERISA Affiliates or (b) was so maintained and in respect of which the Seller or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "NET RECEIVABLES POOL BALANCE" means, at any time, the following:

         (a) during any Investment Grade Period, the Outstanding Balance of the Eligible Receivables in the Receivables Pool at such time reduced by the sum of (i) the aggregate Outstanding Balance of the Defaulted Receivables in the Receivables Pool at such time, (ii) the aggregate amount by which the then Outstanding Balance of all Eligible Receivables (other than Defaulted Receivables) of each Obligor then in the Receivables Pool exceeds, in the case of each Obligor other than an Obligor having a Special Concentration Limit, the product of (A) the Concentration Limit for such Obligor multiplied by (B) the aggregate then outstanding Capital of all Eligible Assets, and in the case of each Obligor having a Special Concentration Limit, the lower of (I) the product of (A) the Concentration Limit for such Obligor multiplied by (B) the aggregate then outstanding Capital of all Eligible Assets, and (II) $10,000,000, (iii) the aggregate amount of Collections on hand at such time for payment on account of any Eligible Receivables, the Obligor of which has not been identified and (iv) the aggregate Outstanding Balance of all Eligible Receivables in respect of which any credit memo issued by the Seller or any Originator is outstanding at such time to the extent deemed Collections in respect thereof have not been paid pursuant to Section 2.07; and

         (b) during any Below Investment Grade Period and any Collateral Account Period, the Outstanding Balance of the Eligible Receivables in the Receivables Pool at such time reduced by the sum of (i) the aggregate Outstanding Balance of the Defaulted Receivables in the Receivables Pool at such time, (ii) the Excess Concentration Amount, (iii) the aggregate amount of Collections on hand at such time for payment on account of any Eligible Receivables, the Obligor of which has not been identified and (iv) the aggregate Outstanding Balance of all Eligible Receivables in respect of which any credit memo issued by the Seller or any Originator is outstanding at such time to the extent deemed Collections in respect thereof have not been paid pursuant to Section 2.07.

         "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

         "ORIGINAL AGREEMENT" has the meaning set forth in Preliminary Statement
     (2).

         "ORIGINATOR" means each of PolyOne, PolyOne Engineered Films, Inc., a Virginia corporation, PolyOne Distribution Company, a Delaware corporation, and each other wholly-owned Subsidiary of PolyOne (other than the Seller) that shall from time to time become a party to the Receivables Contribution and Sale Agreement and the Consent and Agreement pursuant to the terms thereof and with the consent of the Managing Agents and the Agent.

         "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

         "OWNER" means, for each Eligible Asset, upon its Purchase, the Investor which made such Purchase and all other owners by assignment or otherwise of an Eligible Asset and, to the extent of the undivided interests so purchased, shall include any Participants.

         "PARALLEL PURCHASE COMMITMENT" means the Fourth Amended and Restated Parallel Purchase Commitment dated as of the date hereof among the Seller, the Liquidity Banks and CNAI, as Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

         "PARENT UNDERTAKING" means the Undertaking Agreement, dated as of the date hereof and in substantially the form of Exhibit H hereto, by PolyOne in favor of the Investors, the Managing Agents, the Liquidity Banks, the Participants and the Agent, as the same may from time to time be amended, supplemented or otherwise modified with the prior written consent of the Managing Agents and the Agent.

         "PARTICIPANT" means each Person which at any time shall have purchased from any Investor or any Assignee thereof an undivided interest in any Eligible Asset, or shall have otherwise provided to any Investor or Assignee a liquidity or credit enhancement with respect thereto, or shall have made a commitment to a Managing Agent or to any Investor or any Assignee thereof to so purchase such an interest or to otherwise provide a liquidity or credit enhancement with respect to any Eligible Asset.

         "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

         "POLYONE" has the meaning set forth in the recital of parties hereto.

         "POLYONE ASSIGNMENT" has the meaning set forth in Preliminary Statement (3).

         "POOL RECEIVABLE" means a Receivable in the Receivables Pool.

         "PURCHASE" means a purchase by any Investor of an Eligible Asset from the Seller pursuant to Article II.

         "PURCHASE LIMIT" means, with respect to the Citicorp Investors or either of them, the amount of U.S.$250,000,000 or, with respect to each of the Citicorp Investors and other Investors, if any, that have entered into one or more Assignment and Acceptances, the amount set forth for such Citicorp Investor and such other Investor, respectively, in the Register maintained by the Agent pursuant to Section 9.02(c) as such Citicorp Investor's or such other Investor's "Purchase Limit," as such amount may be reduced pursuant to Section 2.03.

         "RECEIVABLE" means the indebtedness of any Obligor under a Contract arising from a sale by any Originator, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

         "RECEIVABLES CONTRIBUTION AND SALE AGREEMENT" means the Receivables Contribution and Sale Agreement, dated as of the date hereof and in substantially the form of Exhibit F hereto, among each Originator and the Seller, as the same may from time to time be amended, supplemented or otherwise modified with the prior written consent of the Managing Agents and the Agent.

         "RECEIVABLES POOL" means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a Designated Obligor or, as to any Receivable in existence on such date, was a Designated Obligor on the date of any Purchase or reinvestment pursuant to
     Section 2.05.

         "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

         "REGISTER" has the meaning set forth in Section 9.02(c).

         "REINVESTMENT TERMINATION DATE" means, for any Eligible Asset, that Business Day which the Seller designates, or, if the conditions precedent in Section 3.02 are not satisfied, such Business Day which the Agent (with the consent or at the request of any Managing Agent) designates, as the Reinvestment Termination Date for such Eligible Asset by notice to the Agent (if the Seller so designates) or to the Seller (if the Agent so designates) at least one Business Day prior to such Business Day.

         "RELATED SECURITY" means with respect to any Receivable:

                  (a) all of the interest of the Seller in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable;

                  (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                  (c) all letters-of-credit rights, guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

                  (d) all Records relating to such Receivable; and

                  (e) all Additional Assigned Rights from time to time in effect.

         "REQUIRED NET RECEIVABLES POOL BALANCE" means, as of any date of determination, the sum of (a) the aggregate outstanding Capital of Eligible Assets and the aggregate outstanding "Capital" of "Eligible Assets" under and as defined in the Parallel Purchase Commitment as of such date plus (b) the aggregate Loss Reserve for all Eligible Assets and the aggregate "Loss Reserve" for all "Eligible Assets" under and as defined in the Parallel Purchase Commitment as of such date plus (c) the aggregate Dilution Reserve for all Eligible Assets and the aggregate "Dilution Reserve" for all "Eligible Assets" under and as defined in the Parallel Purchase Commitment as of such date plus (d) the aggregate Yield Reserve for all Eligible Assets and the aggregate "Yield Reserve" for all "Eligible Assets" under and as defined in the Parallel Purchase Commitment as of such date plus (e) the aggregate Collection Agent Fee Reserve for all Eligible Assets and the aggregate "Collection Agent Fee" for all "Eligible Assets" under and as defined in the Parallel Purchase Commitment as of such date; PROVIDED, HOWEVER, that for purposes of such calculation under clause (a) above, the aggregate Capital of Eligible Assets shall be reduced by the aggregate amount of funds held in the Cash Collateral Account on such date.

         "RESPONSIBLE OFFICER" means the chief financial officer, controller or chief accounting officer of the Seller or PolyOne, as the case may be.

         "RESTATEMENT EFFECTIVE DATE" shall have the meaning set forth in
     Section 3.01.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill companies.

         "SECURED OBLIGATIONS" has the meaning set forth in Section 11.10.

         "SELLER REPORT" means any Daily Seller Report, Weekly Seller Report or Monthly Seller Report.

         "SELLER'S ACCOUNT" means the deposit account (account number 1049893) of the Seller maintained at the office of Mellon Bank, N.A. at Pittsburgh, Pennsylvania.

         "SETTLEMENT PERIOD" for any Eligible Asset means the following:

                  (a) during any Investment Grade Period, each period commencing on the first day of each Fixed Period for such Eligible Asset and ending on the last day of such Fixed Period;

                  (b) during any Below Investment Grade Period, each successive period of one week that is included within each period referred to in clause (a) of this definition; and

                  (c) during any Collateral Account Period, each successive period of one day that is included within each period referred to in clause (a) of this definition;

         "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Seller or any ERISA Affiliate and no Person other than the Seller and the ERISA Affiliates or (b) was so maintained and in respect of which the Seller or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "SUBORDINATED NOTE" has the meaning set forth in the Receivables Contribution and Sale Agreement.

         "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "TERMINATION DATE" means, for any Eligible Asset, the earlier of (i) the Reinvestment Termination Date for such Eligible Asset and (ii) the Facility Termination Date for such Eligible Asset.

         "TRANSACTION DOCUMENTS" means this Agreement, the Parallel Purchase Commitment, the Receivables Contribution and Sale Agreement, the Subordinated Notes, the Certificates, the Lock-Box Agreements, the Consent and Agreement, the Parent Undertaking and the Fee Letter.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

         "USAGE" means, as of any date of determination, the ratio (expressed as a percentage) computed by dividing the aggregate Outstanding Balance of all Receivables in the Receivables Pool by the aggregate of the Purchase Limits of all the Investors, calculated in each case as of the close of business of the Collection Agent on such date.

         "WEEKLY SELLER REPORT" means a report, in substantially the form of Exhibit D-2 hereto, as such Exhibit D-2 may be amended by the Agent from time to time in accordance with its then current credit policy or guidelines (with notice to, but without the consent of any of, the Seller, any Originator and the Collection Agent), in each case furnished by the Collection Agent to the Agent for each Owner pursuant to Section 2.07.

         "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA.

         "YIELD" means:

                  (i) for each Eligible Asset for any Fixed Period to the extent an Investor will be funding such Eligible Asset on the first day of such Fixed Period through the issuance of commercial paper,

                                IR x C x  ED + LF
                                          --
                                          360

                  (ii) for each Eligible Asset for any Fixed Period to the extent the Investor will not be funding such Eligible Asset on the first day of such Fixed Period through the issuance of commercial paper,

                                AR x C x  ED + LF
                                          --
                                          360

         where:

         AR = the Assignee Rate for such Eligible Asset for such Fixed Period.

         C = the Capital of such Eligible Asset during such Fixed Period.

         IR = the Investor Rate for such Eligible Asset for such Fixed Period.

         ED = the actual number of days elapsed during such Fixed Period.

         LF = the Liquidation Fee, if any, for such Eligible Asset for such Fixed Period.

            PROVIDED, HOWEVER, that no provision of this Agreement or any Certificate shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and PROVIDED FURTHER that Yield for any Eligible Asset shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

                  "YIELD RESERVE" for any Eligible Asset at any time of
            determination means the sum of (i) the Liquidation Yield at such time for such Eligible Asset, and (ii) the accrued and unpaid Yield for such Eligible Asset.

                  SECTION 1.02. OTHER TERMS.

                  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such
Article 9.

                  SECTION 1.03. COMPUTATION OF TIME PERIODS.

                  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                  SECTION 1.04. ACCOUNTING TERMS.

                  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
Section 4.01(e) ("GAAP").

                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES


                  SECTION 2.01. FACILITY.

                  On the terms and conditions hereinafter set forth, any or all of the Investors may, in their sole discretion, make Purchases from time to time during the period from the date hereof to the Facility Termination Date for such Investor or Investors. Purchases of Eligible Assets by more than one Investor shall be made by the Investors making such Purchases simultaneously and, if one or both of the Citicorp Investors and another Investor or other Investors are making such Purchases, ratably according to their respective Purchase Limits. Under no circumstances shall any Investor make any Purchase if, after giving effect to such Purchase, the aggregate outstanding Capital of Eligible Assets owned by such Investor, together with the aggregate outstanding "Capital" of "Eligible Assets" owned by that Liquidity Bank which is an Affiliate of such Investor under the Parallel Purchase Commitment would exceed the Purchase Limit for such Investor. The Owner of each Eligible Asset shall, with the proceeds of Collections attributable to such Eligible Asset, reinvest, pursuant to Section 2.05, in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Eligible Asset. Nothing in this Agreement shall be deemed to be or construed as a commitment by any Investor to purchase any Eligible Asset at any time.

                  SECTION 2.02. MAKING PURCHASES.

                  (a) Each Purchase of Eligible Assets shall be made on at least two Business Days' notice from the Seller to the Agent, or on such other notice period as the Seller and the Agent (with the consent or at the request of the Managing Agents) shall agree. Each such notice of such proposed Purchase shall specify the desired aggregate amount (which shall not be less than $1,000,000) date and duration of the initial Fixed Period for each Eligible Asset to be purchased. The Agent shall promptly notify each Managing Agent of such notice of such proposed Purchase. Each Investor shall promptly notify its Managing Agent and the Agent whether such Investor has determined to make such Purchase. If any Investor so notifies its Managing Agent and the Agent that it has determined not to make such Purchase and any other Investor agrees to make such Purchase in the place of such Investor, the Investor so making such Purchase shall notify its Managing Agent and the Agent of such agreement and its share for such Purchase. The Agent shall promptly thereafter notify the Seller of the identity of the Investors, if any, that have determined to make such Purchase and their respective shares therefor.

                  (b) On the date of each Purchase, the Managing Agent for each Investor making a Purchase shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Seller the amount of such Investor's Purchase by deposit of such amount in same day funds to the Seller at the Seller's Account.

                  (c) The Managing Agent for each Investor owning any Eligible Asset shall notify each of the Agent, the Seller and the Collection Agent, by 11:00 a.m. (New York City time) on the last day of each Settlement Period for such Eligible Asset for which the Yield for such Settlement Period shall be determined with reference to the Investor Rate, of (A) the Investor Rate for such

Settlement Period for such Eligible Asset and (B) the amount of Yield accrued for such Eligible Asset during or with respect to such Settlement Period.

                  (d) CNAI as Agent shall, on the first day of each Fixed Period for each Eligible Asset for which the Yield for such Fixed Period shall be determined with reference to the Assignee Rate, notify the Seller, the Collection Agent and the other Managing Agents of the Assignee Rate for such Fixed Period.

                  SECTION 2.03. TERMINATION OF FACILITY OR REDUCTION OF THE
                                PURCHASE LIMITS.

                  (a) OPTIONAL. The Seller may, upon at least five Business Days' notice to the Agent, terminate the Facility in whole or reduce ratably in part the unused portion of the Purchase Limit of each Investor; PROVIDED, HOWEVER, that for purposes of this Section 2.03(a), the unused portion of the Purchase Limit of any Investor shall be computed as the excess of (A) such Purchase Limit immediately prior to giving effect to such termination or reduction over (B) the sum of (i) the aggregate Capital of Eligible Assets owned by any such Investor (and, in the case of such Investor that is a Citicorp Investor, the other Citicorp Investor) outstanding at the time of such computation and (ii) the aggregate "Capital" of "Eligible Assets" owned by that Liquidity Bank which is an Affiliate of such Investor outstanding under the Parallel Purchase Commitment at such time; PROVIDED FURTHER that each partial reduction shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) MANDATORY. On each day on which the Seller shall, pursuant to Section 2.03(a) of the Parallel Purchase Commitment, reduce in part the unused portion of the Bank Commitment (as defined in the Parallel Purchase Commitment) of any Liquidity Bank, the Purchase Limit of the Investor which is an Affiliated Investor (as defined in the Parallel Purchase Commitment) of the Investor Group (as defined in the Parallel Purchase Commitment) of such Liquidity Bank shall automatically be reduced by an equal amount. The Purchase Limit of any Investor shall automatically terminate in whole on any day on which the Seller shall terminate in whole the Bank Commitment of each Liquidity Bank which is a Member (as defined in the Parallel Purchase Commitment) of the Investor Group of such Investor pursuant to Section 2.03(a) of the Parallel Purchase Commitment.

                  SECTION 2.04. ELIGIBLE ASSET. Each Eligible Asset shall be initially computed as of the opening of business of the Collection Agent on the date of Purchase of such Eligible Asset. Thereafter until the Termination Date for such Eligible Asset, such Eligible Asset shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a Liquidation Day). Such Eligible Asset shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. Any Eligible Asset, as computed as of the day immediately preceding the Termination Date for such Eligible Asset, shall remain constant at all times on and after such Termination Date. Such Eligible Asset shall become zero at such time as the Owner of such Eligible Asset shall have received the accrued Yield for such Eligible Asset and shall have recovered the Capital of such Eligible Asset, and the Collection Agent shall have received the accrued Collection Agent Fee for such Eligible Asset.

                  SECTION 2.05. NON-LIQUIDATION SETTLEMENT PROCEDURES.

                  On each day (other than a Liquidation Day) during each Settlement Period for each Eligible Asset, the Collection Agent shall: (i) out of Collections of Pool Receivables attributable to such Eligible Asset received on such day, set aside (and segregate if instructed by the Agent to do so under Section 6.02(a)) and hold in trust for the Owner of such Eligible Asset and, in the case of each Settlement Period that occurs during any Collateral Account Period, transfer to the Cash Collateral Account for the account of the Owner of such Eligible Asset, an aggregate amount equal to the sum of (A) the Yield and Collection Agent Fee accrued through such day for such Eligible Asset and not so previously set aside and (B) an additional amount, if any, necessary to reduce the outstanding Capital of such Eligible Asset to avoid the occurrence of an Event of Investment Ineligibility under Section 7.01(i)(B) hereof and (ii) reinvest the remainder of such Collections, for the benefit of such Owner, by recomputation of such Eligible Asset pursuant to Section 2.04 as of the end of such day and the payment of such remainder to the Seller; PROVIDED, HOWEVER, that, to the extent that the Agent or any Owner shall be required for any reason to pay over any amount of Collections which shall have been previously reinvested for the account of such Owner pursuant hereto, such amount shall be deemed not to have been so applied but rather to have been retained by the Seller and paid over for the account of such Owner and, notwithstanding any provision hereof to the contrary, such Owner shall have a claim for such amount. On the second Business Day following the last day of each Settlement Period for such Eligible Asset in the case of any Eligible Asset for which Yield shall be determined for such Settlement Period with reference to the Investor Rate, and on the last day of each Settlement Period for each other Eligible Asset (in each case other than any Settlement Period that occurs during any Collateral Account Period), the Collection Agent shall deposit to the Agent's Account, for the account of the Owner of such Eligible Asset the amounts set aside as described in clause (i) of the first sentence of this Section 2.05. Upon receipt of such funds and, in the case of the funds transferred to the Cash Collateral Account pursuant to clause (i) of the first sentence of this Section 2.05, from time to time as shall be determined by the Agent (with the consent or at the request of the Managing Agent of the Owner of such Eligible Asset), the Agent shall distribute such funds to the Owner of such Eligible Asset in payment of the accrued Yield for such Eligible Asset and in reduction of the outstanding Capital of such Eligible Asset in the amount referred to in clause (i)(B) above and to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, FIRST, if a Person other than PolyOne, any other Originator or one of their respective Affiliates is then acting as the Collection Agent, in payment of the accrued Collection Fee payable to such Collection Agent with respect to such Eligible Asset, SECOND, in payment of the accrued Yield for such Eligible Asset, THIRD, in reduction of Capital of such Eligible Asset in the amount referred to in clause (i)(B) above, and FOURTH, if PolyOne, any other Originator or one of their respective Affiliates is then acting as the Collection Agent, in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset.

                  SECTION 2.06. LIQUIDATION SETTLEMENT PROCEDURES.

                  On each Liquidation Day during each Settlement Period for each Eligible Asset, the Collection Agent shall set aside (and segregate if instructed by the Agent to do so under Section 6.02(a)) and hold in trust for the Owner of such Eligible Asset and, in the case of each Settlement Period that occurs during any Collateral Account Period, transfer to the Cash Collateral Account for the account of the Owner of such Eligible Asset, the Collections of Pool Receivables attributable to such Eligible Asset received on such day. On the second Business Day following the last day of each Settlement Period for such Eligible Asset in the case of any Eligible Asset for which

Yield shall be determined for such Settlement Period with reference to the Investor Rate, and on the last day of each Settlement Period for each other Eligible Asset (in each case other than any Settlement Period that occurs during any Collateral Account Period), the Collection Agent shall deposit to the Agent's Account, for the account of the Owner of such Eligible Asset the amounts set aside pursuant to the preceding sentence but not to exceed the sum of (i) the accrued Yield for such Eligible Asset, (ii) the Capital of such Eligible Asset, (iii) the accrued Collection Agent Fee payable with respect to such Eligible Asset and (iv) the aggregate amount of other amounts owed under any Transaction Document by the Seller to the Owner of such Eligible Asset or such Owner's Managing Agent or other Affiliate. Any amounts set aside or transferred pursuant to the first sentence of this Section 2.06 and not required to be deposited to the Agent's Account or the Cash Collateral Account pursuant to the preceding two sentences shall be paid to the Seller by the Collection Agent or the Agent, as the case may be; PROVIDED, HOWEVER, that, if amounts are set aside or transferred during such Settlement Period pursuant to the first sentence of this Section 2.06 on any Liquidation Day and thereafter during such Settlement Period the conditions set forth in Section 3.02 are satisfied or are waived by the Agent (with the consent or at the request of the Managing Agents), such previously set aside or transferred amounts shall, to the extent representing a return of Capital, be applied pursuant to clause (ii) of the first sentence of
Section 2.05 on the day of such subsequent satisfaction or waiver of conditions. Upon receipt of funds deposited to the Agent's Account pursuant to the preceding sentences of this Section 2.06 and, in the case of the funds transferred to the Cash Collateral Account pursuant to the first sentence of this Section 2.06, from time to time as shall be determined by the Agent (with the consent or at the request of the Managing Agent of the Owner of such Eligible Asset), the Agent shall distribute such funds (i) to the Owner of such Eligible Asset (a) in payment of the accrued Yield for such Eligible Asset, (b) in reduction (to zero) of the Capital of such Eligible Asset and (c) in payment of any other amounts owed by the Seller hereunder to such Owner or such Owner's Managing Agent or other Affiliate and (ii) to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, FIRST, if a Person other than PolyOne or any Originator or one of their respective Affiliates is then acting as the Collection Agent, in payment of the accrued Collection Agent Fee payable to such Collection Agent with respect to such Eligible Asset, SECOND, in payment of the accrued Yield for such Eligible Asset, THIRD, in reduction of Capital of such Eligible Asset, FOURTH, in payment of other amounts payable to such Owner or such Owner's Managing Agent or other Affiliate, and FIFTH, if PolyOne, any other Originator or any one of their respective Affiliates is then acting as the Collection Agent, in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset.

                  SECTION 2.07. GENERAL SETTLEMENT PROCEDURES.

                  (a) If on any day the Outstanding Balance of a Pool Receivable is either (a) reduced as a result of any defective, rejected or returned merchandise, insurance or services, any cash discount, or any adjustment by the Seller or any Originator, or (b) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller or any Originator (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If on any day any of the representations or warranties in Section 4.01(h) is no longer true with respect to a Pool Receivable, the Seller shall be deemed to have received on such day a Collection in full of such Pool Receivable. Except as stated in the preceding sentences of this Section 2.07 (a) or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Receivable shall be applied to Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, except if payment is designated by such Obligor for application to specific Receivables.

                  (b) Prior to the tenth Business Day of each month, the Collection Agent shall prepare and deliver to the Agent for each Owner of an Eligible Asset (i) a Monthly Seller Report, relating to each Eligible Asset, as of the close of business of the Collection Agent on the last day of the immediately preceding month, and (ii) at the request of the Agent (with the consent or at the request of any Managing Agent), a listing by Obligor of all Pool Receivables, together with an analysis as to the aging of such Receivables.

                  (c) Prior to the last day of each Settlement Period during any Below Investment Grace Period, the Collection Agent shall prepare and deliver to the Agent for each Owner of an Eligible Asset (i) a Weekly Seller Report, relating to each Eligible Asset, as of the close of business of the Collection Agent on the last day of the preceding Settlement Period, and (ii) at the request of the Agent (with the consent or at the request of any Managing Agent), the listing referred to in clause (ii) of Subsection (b) above.

                  (d) On each Business Day during each Settlement Period that occurs during any Collateral Account Period, by no later than 11:00 A.M. (New York City Time), the Collection Agent shall prepare and deliver to the Agent for each Owner of an Eligible Asset (i) a Daily Seller Report, relating to each Eligible Asset, as of the close of business of the Collection Agent during the preceding Settlement Period and (ii) at the request of the Agent (with the consent or at the request of any Managing Agent), the listing referred to in clause (ii) of the preceding sentence.

                  (e) On or prior to the day the Collection Agent is required to make a deposit with respect to a Settlement Period pursuant to Section 2.05 or 2.06, the Collection Agent will advise the Agent of each Liquidation Day occurring during such Settlement Period and of the allocation of the amount of such deposit to each outstanding Eligible Asset; PROVIDED, HOWEVER, that if the Collection Agent is not an Originator, PolyOne shall also advise the Collection Agent of the occurrence of each Liquidation Day occurring during such Settlement Period on or prior to such day.

                  SECTION 2.08. PAYMENTS AND COMPUTATIONS, ETC.

                  (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America in same day funds to the Agent's Account or the Cash Collateral Account, as applicable. The Agent shall promptly thereafter cause to be distributed (i) like funds relating to the payment out of Collections in respect of Capital, Yield, Collection Agent Fee or other amounts payable out of Collections, to the applicable Owners, ratably in accordance with their respective interests therein, and to the Collection Agent, in accordance with the provisions of Section 2.05 or 2.06, as applicable, and (ii) like funds relating to the payment by the Seller of any other amounts payable by the Seller hereunder, to the parties hereto for whose benefit such funds were paid (and if such funds are insufficient, such distribution shall be made ratably in accordance with the respective amounts thereof).

                  (b) The Seller shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder (except for those amounts with respect to which

Yield accrues) at 2% per annum above the Alternate Base Rate in effect from time to time, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be for the account of, and distributed by the Agent to, the applicable Owners ratably in accordance with their respective interests in such overdue amount.

                  (c) All computations of interest and all computations of Yield, Liquidation Yield and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  (d) Unless the Agent shall have received notice from the Collection Agent or the Seller prior to the date on which any payment is due to any Investor hereunder that the Collection Agent or the Seller, as the case may be, will not make such payment in full, the Agent may assume that the Collection Agent or the Seller, as the case may be, has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to such Investor on such due date an amount equal to the amount then due such Investor. If and to the extent the Collection Agent or the Seller, as the case may be, shall not have so made such payment in full to the Agent, such Investor shall repay to the Agent forthwith on demand such amount distributed to such Investor together with interest thereon, for each day from the date such amount is distributed to such Investor until the date such Investor repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.09. DIVIDING OR COMBINING OF ELIGIBLE ASSETS.

                  The Seller may, on notice received by the Agent not later than 11:00 A.M. (New York City time) three Business Days before the last day of any Fixed Period for any then existing Eligible Asset (an "EXISTING ELIGIBLE ASSET"), divide such Existing Eligible Asset on such last day into two or more new Eligible Assets, each such new Eligible Asset having Capital as designated in such notice and all such new Eligible Assets collectively having aggregate Capital equal to the Capital of such Existing Eligible Asset. The Seller may, on notice received by the Agent not later than 11:00 A.M. (New York City time) three Business Days before the last day of any Fixed Periods ending on the same day for two or more Existing Eligible Assets owned by the same Owner or the date of any proposed Purchase (if the last day of such Fixed Period is the date of such proposed Purchase) by such Owner, either (i) combine such Existing Eligible Assets or (ii) combine such Existing Eligible Asset or Eligible Assets, if owned by an Investor, and such proposed Eligible Asset to be purchased by such Investor, on such last day into one new Eligible Asset, such new Eligible Asset having Capital equal to the aggregate Capital of such Existing Eligible Assets, or such Existing Eligible Asset or Eligible Assets and such proposed Eligible Asset, as the case may be. On and after any division or combination of Eligible Assets as described above, each of the new Eligible Assets resulting from such division, or the new Eligible Asset resulting from such combination, as the case may be, shall be a separate Eligible Asset having Capital as set forth above, and shall take the place of such Existing Eligible Asset or Eligible Assets or proposed Eligible Asset, as the case may be, in each case under and for all purposes of this Agreement, and the Agent shall annotate the Certificate accordingly.

                  SECTION 2.10. FEES AND PAYMENTS.

                  (a) The Seller shall pay to the Agent such Fees as are set forth in the Fee Letter.

                  (b) Each Owner shall pay to the Collection Agent a collection fee (the "COLLECTION AGENT FEE") of 1/4 of 1% per annum on the average daily amount of Capital of each Eligible Asset owned by such Owner, from the date thereof until the later of the Facility Termination Date for such Eligible Asset or the date on which such Capital is reduced to zero, payable on the last day of each Settlement Period for such Eligible Asset; PROVIDED, HOWEVER, that, upon three Business Days' notice to the Agent, the Collection Agent may (if not the Seller) elect to be paid, as such fee, another percentage per annum on the average daily amount of Capital of each such Eligible Asset, but in no event in excess of 110% of the costs and expenses referred to in Section 6.02(b); and PROVIDED FURTHER that such fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Sections 2.05 and 2.06.

                  SECTION 2.11. INCREASED COSTS.

                  (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation occurring on or after the effective date of this Agreement or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued on or after the effective date of this Agreement, there shall be any increase in the amount of capital required or expected to be maintained by CNAI, any Owner, any entity which enters into a commitment to purchase Eligible Assets or interests therein, or any of their respective Affiliates (each an "AFFECTED PERSON") or any corporation controlling such Affected Person, as a result of or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type relating to this Agreement, then, within five Business Days after receipt of a written demand by such Affected Person, (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts setting forth in reasonable detail the calculations used in determining, and the basis of the requirements for, such amounts, submitted to the Seller and the Agent by such Affected Person, shall be conclusive and binding for all purposes, absent evidence of error. Notwithstanding anything to the contrary contained in this subsection (a), an Owner shall only be entitled to receive reimbursement for such additional amounts pursuant to this subsection (a) to the extent (i) incurred within 60 days prior to, and at any time after, the date on which such Owner gives to the Seller a notice that an event has occurred as a result of which such additional amounts will arise or a notice that the Seller is obligated to pay such additional amounts, whichever first occurs and (ii) such Owner shall not have been reimbursed for such additional amounts under a separate Section of this Agreement.

                  (b) If, due to either (i) the introduction of or any change occurring on or after the effective date of this Agreement (other than any change by way of imposition or increase of reserve requirements referred to in the definition of "Eurodollar Rate" contained in Section 1.01) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued on or after the effective date of this Agreement, there shall be any increase in the cost to an Owner of agreeing to purchase or purchasing, or maintaining the ownership of Eligible Assets in respect of which Yield is computed by reference to the Eurodollar Rate, then, within five Business Days after receipt of a written demand by such Owner (with a copy to the Agent, the Seller shall pay to the

Agent, for the account of such Owner (as a third-party beneficiary), from time to time as specified, additional amounts sufficient to compensate such Owner for such increased costs. A certificate as to the amount of such increased cost setting forth in reasonable detail the calculations used for determining, and the basis of the requirements for, such increased costs, submitted to the Seller and the Agent by such Owner shall be conclusive and binding for all purposes, absent evidence of error. Notwithstanding anything to the contrary contained in this subsection (b), an Owner shall only be entitled to receive reimbursement for such increased costs to the extent (i) incurred within 60 days prior to, and at any time after, the date on which such Owner gives to the Seller a notice that an event has occurred as a result of which such increased costs will arise or a notice that the Seller is obligated to pay increased costs, whichever first occurs and (ii) such Owner shall not have been reimbursed for such increased cost under a separate Section of this Agreement.


                                  ARTICLE III

                  CONDITIONS OF EFFECTIVENESS AND OF PURCHASES

              SECTION 3.01. CONDITIONS PRECEDENT TO EFFECTIVENESS.

                  This Agreement shall become effective on and as of the date hereof (the "RESTATEMENT EFFECTIVE DATE") PROVIDED that the following steps occur on or before the Restatement Effective Date, and such steps shall be deemed to have occurred in the following order on the Restatement Effective
Date:

                  FIRST, PolyOne and the Seller shall execute and deliver the PolyOne Assignment, under which PolyOne sells and assigns to the Seller, and the Seller purchases and assumes from PolyOne, all of PolyOne's rights and obligations under the Original Agreement as of the date hereof; and

                  SECOND, the Agent shall have received, and shall have notified the Collection Agent and the Managing Agents of its receipt of, (i) counterparts of this Agreement executed by the Seller, the Collection Agent, each Investor, the Citicorp Agent and the Agent, (ii) payment from PolyOne of the fees that are due and payable on the Restatement Effective Date under the Fee Letter, and (iii) the following, each of which (unless otherwise indicated) shall be dated the Restatement Effective Date, in form and substance satisfactory to the Agent:

                  (a) The Parent Undertaking, duly executed by PolyOne;

                  (b) The Certificates for each Investor, respectively (and the Citicorp Investors will cancel the "Certificates" as defined in and under the Original Agreement and deliver them to PolyOne);

                  (c) The Receivables Contribution and Sale Agreement, duly executed by the Seller and each Originator, together with:

                           (i) Proper financing statements naming each
                  Originator as debtor, the Seller as secured party and CNAI, as Agent, as assignee, to be filed under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Seller's interests created or purported to be created by the Receivables Contribution and Sale Agreement;

                           (ii) Proper financing statement amendments, if any,
                  necessary to release all security interests and other rights of any Person in the Receivables, Related Security, Collections or Contracts previously granted by each Originator;

                           (iii) Completed requests for information, dated on or
                  a date reasonably near to the date of the initial Purchase, listing all effective financing statements which name each Originator (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to subsection (c)(i) above, together with copies of such financing statements (none of which, except those filed pursuant to subsection (c)(i) above, shall cover any Receivables, Related Security, Collections or Contracts);

                           (iv) The Consent and Agreement, duly executed by the
                  Seller and each Originator; and

                           (v) Subordinated Notes, duly executed by the Seller,
                  to the order of each Originator, respectively.

                  (d) Certified copies of the charter and by-laws, as amended, of each of the Seller, PolyOne and each other Originator, respectively;

                  (e) Good Standing certificates issued by the Secretary of State of the State of Delaware with respect to the Seller and good standing certificates issued by the Secretaries of State of Ohio, Virginia and Delaware with respect to each Originator, as applicable;

                  (f) A copy of the resolutions adopted by the Board of Directors of (i) the Seller approving the Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby and (ii) each Originator approving the Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby, in each case certified by its Secretary or Assistant Secretary;

                  (g) A certificate of the Secretary or Assistant Secretary of
         (i) Seller certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents and the other documents to be delivered by it hereunder, and (ii) each Originator certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents and the other documents to be delivered by it hereunder (on which certificates the Agent, each Managing Agent, and each Owner shall be entitled to conclusively rely until such time as the Agent shall have received from the Seller or any Originator, as the case may be, a revised certificate meeting the requirements of this subsection (g));

                  (h) Proper financing statements naming the Seller as debtor and CNAI, as Agent, as secured party, to be filed under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the interests created or purported to be created hereby;

                  (i) Proper financing statements, if any, necessary to delete those Receivables, Contracts, Related Security or Collections covered by, or to terminate the effectiveness of, other financing statements naming the Seller as debtor or seller and covering any Receivables, Contracts, Related Security and Contracts;

                  (j) Completed requests for information, dated on or a date reasonably near to the date of the initial Purchase, listing all effective financing statements filed in the jurisdictions referred to in subsection (h) above that name the Seller as debtor, together with copies of such other financing statements (none of which, except those filed pursuant to subsection (h) above, shall cover any Receivables, Contracts, Related Security or Collections;

                  (k) The Lock-Box Agreements duly executed by the Lock-Box Banks and the Seller or an Originator, as applicable;

                  (l) The Fee Letter, duly executed by PolyOne and the Seller;

                  (m) Favorable opinions of (i) Thompson Hine LLP, counsel to the Seller and each Originator, in substantially the form of Exhibit I-1 hereto, (ii) senior corporate counsel to the Seller and each Originator, in substantially the form of Exhibit I-2 hereto, and (iii) Thompson Hine LLP, counsel to the Seller and each Originator in substantially the form of Exhibit I-3 hereto, including (A) a "true sale" opinion with respect to the sale of Receivable Assets under and as defined in the Receivables Contribution and Sale Agreement from each Originator to the Seller and (B) an opinion with respect to the non-substantive consolidation of the Seller with each Originator or any of its Affiliates in a case under the U.S. Bankruptcy Code; and

                  (n) A favorable opinion of counsel for the Agent, as the Agent may reasonably request.

                  SECTION 3.02. CONDITIONS PRECEDENT TO ALL PURCHASES AND
                                REINVESTMENTS.

                  Each Purchase (including the initial Purchase after the Restatement Effective Date) hereunder and the right of the Collection Agent to reinvest in Pool Receivables those Collections attributable to an Eligible Asset pursuant to Section 2.05 or 2.06 shall be subject to the further conditions precedent that:

                  (a) With respect to any such Purchase, on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Agent, in form and substance satisfactory to the Agent, (i) a completed Seller Report requested to be delivered to the Agent pursuant to Section 2.07, demonstrating, among other things, that after giving effect to such Purchase, (A) the Net Receivables Pool Balance shall not be less than the Required Net Receivables Pool Balance and (B) no Event of Investment Ineligibility shall occur and (ii) a listing by Obligor of all Pool Receivables and such additional information as may be reasonably requested by the Agent;

                  (b) On the date of such Purchase or reinvestment the following statements shall be true (and the Seller by accepting proceeds of such Purchase or by receiving the proceeds of such reinvestment shall be deemed to have certified on the date of such purchase or reinvestment that):

                           (i) The representations and warranties contained in
                  Section 4.01 hereof and Section 3.01 of the Receivables Contribution and Sale Agreement are correct on and as of such date as though made on and as of such date before and after giving effect to such Purchase or reinvestment and to the application of proceeds therefrom other than representations or warranties that, by their terms, refer to a date other than the date of such Purchase or reinvestment;

                           (ii) No event has occurred and is continuing, or
                  would result from such Purchase or reinvestment or from the application of proceeds therefrom, which constitutes an Event of Investment Ineligibility or would constitute an Event of Investment Ineligibility but for the requirement that notice be given or time elapse or both;

                  (c) The Agent (with the consent or at the request of any Managing Agent) shall not have delivered to the Seller a notice that the Investors shall not make any further Purchases hereunder and/or that the Collection Agent shall not reinvest in any Pool Receivables on behalf of the Owners of the Eligible Assets;

                  (d) Each Purchase (including the initial Purchase after the Restatement Effective Date) hereunder by Ciesco and its Assignees and the right of the Collection Agent, pursuant to Section 2.05 or 2.06, to reinvest in Pool Receivables those Collections attributable to an Eligible Asset owned by Ciesco or an Assignee of Ciesco shall be subject to the further condition precedent that on such date, all of PolyOne's long-term public senior unsecured and unguaranteed debt securities, if rated, are rated at least BBB- by S&P or rated at least Baa3 by Moody's or, if not rated, such securities are deemed to have a rating at least BBB- in the sole discretion of the Citicorp Agent; and

                  (e) The Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

                  The Seller represents and warrants as follows:

                  (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified. The Seller has no Subsidiaries. All the outstanding shares of stock of the Seller are owned by PolyOne.

                  (b) The execution, delivery and performance by the Seller of the Transaction Documents to which it is or will be a party and the other documents to be delivered by it hereunder are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene the Seller's charter or by-laws, (ii) violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Seller under, or result in or require the creation of any lien upon or security interest in any property of the Seller pursuant to the terms of, any Contract or any other agreement or instrument (other than any Transaction Document) binding on or affecting the Seller or any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of any Transaction Document to which it is or will be a party or any other document to be delivered hereunder or for the perfection of or the exercise by any Indemnified Party of its rights and remedies under the Transaction Documents and such other documents, except for the filings of the financing statements referred to in Article III.

                  (d) This Agreement has been, and each other Transaction Document to which the Seller is a party when delivered will have been, duly executed and delivered by the Seller. This Agreement is, and the other Transaction Documents to which the Seller is or will be a party when executed by the Seller and delivered hereunder will be, the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.

                  (e) The pro forma balance sheet of the Seller as at February 28, 2002, a copy of which has been furnished to the Agent is based on good faith estimates and assumptions made in the best judgment of the Seller (assuming that the Receivables purchased pursuant to the PolyOne Assignment were the Receivables in effect on February 28, 2002).

                  (f) There is no pending or, to its best knowledge, threatened action or proceeding affecting the Seller before any court, governmental agency or arbitrator which would materially adversely affect (i) the financial condition or operations of the Seller or (ii) the ability of the Seller to perform its obligations under this Agreement or any other Transaction Document to which the Seller is or will be a party, or which purports to affect the legality, validity or enforceability of any Transaction Document.

                  (g) No proceeds of any Purchase or reinvestment will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

                  (h) On the date of each Purchase and reinvestment, the Receivables with respect to which such Purchase or reinvestment is being made constitute Eligible Receivables. Immediately prior to the time of the initial creation of an interest hereunder in any Pool Receivable and each Purchase, the Seller is the legal and beneficial owner of the Pool Receivables and Related Security with respect thereto and is the legal and beneficial owner of the Additional Assigned Rights, in each case free and clear of any Adverse Claim. Upon each Purchase or reinvestment, the Seller shall transfer to the Owner making such Purchase or reinvestment (and such Owner shall acquire) a valid undivided percentage ownership interest to the extent of the pertinent Eligible Asset in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, which ownership interest shall be a perfected first priority ownership interest upon the filing of the financing statements referred to in
Section 3.01(h). No effective financing statement or other instrument similarly in effect covering any Contract or any Pool Receivable or Related Security or Collections with respect thereto or any Additional Assigned

Rights is on file in any recording office, except those filed in favor of the Agent relating to this Agreement and the Parallel Purchase Commitment or in favor of the Seller and the Agent relating to the Receivables Contribution and Sale Agreement.

                  (i) Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or any Affiliate thereof), information, exhibit, financial statement, or other report or document furnished or to be furnished at any time by or on behalf of the Seller to the Agent or any Owner in connection with this Agreement is and will be accurate in all material respects as of its date or as of the date so furnished, and no such report or document contains, or will contain, as of its date of delivery or the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of its date of delivery or the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (j) The chief executive office of the Seller, and the office where the Seller keeps its Records concerning the Pool Receivables, are located at the address specified therefor in Schedule IV hereto or at such other locations in jurisdictions within the United States that shall have been notified to the Agent in accordance with Section 5.01(a). The Seller's organization identification number is set forth opposite the Seller's name in
Schedule IV hereto.

                  (k) The names and addresses of all the Lock-Box Banks, together with the lock-box numbers related to, and the account numbers and owners (the Seller or any Originator) of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule I hereto (or such other Lock-Box Banks and/or such other Lock-Box Accounts as have been notified to the Agent in accordance with Section 5.03(d)).

                  (l) Each Purchase of an Eligible Asset and each reinvestment of Collections in Pool Receivables will constitute (i) a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended, and (ii) a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

                  (m) Since the date of its formation, the Seller has not engaged in any activity other than that contemplated by the Transaction Documents or entered into any commitment or incurred any Debt other than pursuant to, or as permitted under, the Transaction Documents.

                  (n) The Seller has not maintained, contributed to or incurred or assumed any obligation with respect to any Plan, Multiemployer Plan or Welfare Plan.

                  (o) The Seller has not sold, assigned, transferred, pledged or hypothecated any interest in any Pool Receivable or the Collections with respect thereto to any Person other than as contemplated by this Agreement and the Parallel Purchase Commitment.

                  (p) The Seller has complied with the Credit and Collection Policy in all material respects and since the date of this Agreement there has been no change in the Credit and Collection Policy except as permitted hereunder.

                  (q) The Seller has not extended or modified the terms of any Pool Receivable or the Contract under which any such Pool Receivable arose, except in accordance with the Credit and Collection Policy.

                  (r) Except under the Lock-Box Agreements, the Seller has not granted any Person control of any Lock-Box Account, or the right to take control over any Lock-Box Account at a future time or upon the occurrence of a future event.

                  (s) With respect to each transfer to it of any Pool Receivables, the Seller has either (i) purchased such Pool Receivables from an Originator in exchange for payment (made by the Seller to such Originator in accordance with the provisions of the Receivables Contribution and Sale Agreement) in an amount which constitutes fair consideration and approximates fair market value for such Pool Receivables and in a sale the terms and conditions of which (including, without limitation, the purchase price thereof) reasonably approximate an arm's-length transaction between unaffiliated parties or (ii) acquired such Pool Receivables from an Originator as a capital contribution in accordance with the provisions of the Receivables Contribution and Sale Agreement. No such sale, and no such contribution, has been made for or on account of an antecedent debt owed by such Originator to the Seller and no such sale or contribution is or may be voidable or subject to avoidance under any section of the U.S. Bankruptcy Code.

                  (t) The Seller has filed, or caused to be filed or be included in, all tax reports and returns (federal, state, local and foreign), if any, required to be filed by it and paid, or caused to be paid, all amounts of taxes, including interest and penalties, required to be paid by it, except for such taxes (i) as are being contested in good faith by proper proceedings and (ii) against which adequate reserves shall have been established in accordance with and to the extent required by GAAP, but only so long as the proceedings referred to in clause (i) above would not subject the Agent or any other Indemnified Party to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder or under the Receivables Contribution and Sale Agreement.

                  SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF THE COLLECTION
                                AGENT.

                  (a) The Collection Agent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on the Collection Agent.

                  (b) The execution, delivery and performance by the Collection Agent of the Transaction Documents to which it is or will be party and the other documents to be delivered hereunder are within the Collection Agent's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Collection Agent's charter or by-laws or (ii) any applicable law or any contractual restriction binding on or affecting the Collection Agent and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Collection Agent's material properties, other than as a result of the transactions contemplated by the Transaction Documents.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of the Transaction Documents to which it is a party or any other document to be delivered by it hereunder.

                  (d) This Agreement has been, and each other Transaction Document to which the Collection Agent is a party when delivered hereunder will have been, duly executed and delivered by the Collection Agent. This Agreement is, and the other Transaction Documents to which the Collection Agent is or will be a party when executed by the Collection Agent and delivered hereunder will be, the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with their respective terms, except to the extent that the enforceability thereof is limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  (e) There is no pending or, to the best knowledge of the Collection Agent, threatened action, suit, investigation, litigation or proceeding against or affecting the Collection Agent or any of its Subsidiaries, or the property of the Collection Agent or of any of its Subsidiaries, in any court, or before any arbitrator of any kind, or before or by any governmental body, which, taking into account its probability of success, would materially adversely affect the financial condition of the Collection Agent and its consolidated Subsidiaries taken as a whole or materially adversely affect the ability of the Collection Agent to perform its obligations under the Transaction Documents; neither the Collection Agent nor any of its Subsidiaries is in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of the Collection Agent or the Collection Agent and its Subsidiaries taken as a whole.

                  (f) Each Seller Report (if prepared by the Collection Agent or one of its Affiliates, or to the extent that information contained therein is supplied by the Collection Agent or one of its Affiliates), information, exhibit, financial statement, document, book, record or report furnished at any time by or on behalf of the Collection Agent to the Agent or any Owner in connection with the Transaction Documents is and will be accurate in all material respects as of its date or as of the date so furnished, and no such report or document contains, or will contain, as of its date of delivery or the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of its date of delivery or the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (g) Since September 1, 2000 the Collection Agent has complied with the Credit and Collection Policy in all material respects, and since the date of this Agreement there has been no change in the Credit and Collection Policy except as permitted hereunder.

                  (h) The Collection Agent has not extended or modified the terms of any Pool Receivable or the Contract under which any such Pool Receivable arose, except in accordance with the Credit and Collection Policy.

                                   ARTICLE V

                                GENERAL COVENANTS

                  SECTION 5.01. AFFIRMATIVE COVENANTS OF THE SELLER. Until the later of the Facility Termination Date for the Eligible Assets and the date upon which no Capital for any Eligible Asset shall be existing, and no Yield, Fees or other amounts shall remain unpaid under this Agreement, the Seller will, unless the Agent (with the consent or at the request of the Managing Agents) shall otherwise consent in writing:

                           (a) COMPLIANCE WITH LAWS, ETC. Comply in all material
                  respects with all applicable laws, rules, regulations and orders with respect to it and all Pool Receivables and related Contracts, Related Security and Collections with respect thereto.

                           (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and
                  maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such qualification would materially adversely affect the interests of the Owners or the Agent hereunder or in the Pool Receivables and Related Security, or the ability of the Seller or the Collection Agent to perform their respective obligations hereunder or the ability of the Seller to perform its obligations under the Contracts.

                           (c) OFFICES, RECORDS AND BOOKS OF ACCOUNTS. (i) Keep
                  its chief executive office and the offices where it keeps its Records concerning the Pool Receivables and the Additional Assigned Rights at the address of the Seller referred to in
                  Section 4.01(j) or, upon at least 30 days' prior written notice to the Agent, at any other location in a jurisdiction within the United States, and (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable, the Outstanding Balance of each Pool Receivable and the dates which payments are due thereon and all Collections of and adjustments to each existing Pool Receivable).

                           (d) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND
                  CREDIT AND COLLECTION POLICY. At its expense, timely and fully
                  (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract and (ii) as beneficiary of any Related Security, enforce such Related Security as reasonably requested by the Agent.

                           (e) EXAMINATION OF RECORDS; AUDITS. (i) From time to
                  time during regular business hours and upon reasonable prior notice, as requested by the Agent, permit the Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of each Originator, the Seller, their respective Affiliates or the agents of each Originator, the Seller or their respective Affiliates, relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of each Originator, the Seller, their respective Affiliates or the agents of each Originator, the Seller or their respective Affiliates, for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters, and (ii) once during each fiscal year of the Seller commencing with the fiscal year of the Seller ending on December 31, 2002, and at the request of the Agent at any time and from time to time upon the occurrence and during the continuance of any Event of Investment Ineligibility or event which, with the power of notice or lapse of time or both, would constitute any Event of Investment Ineligibility, at the expense of the Seller and upon reasonable prior notice, cause its independent public accountants (or, upon the occurrence and during the continuance of any Event of Investment Ineligibility or any event that would constitute an Event of Investment Ineligibility but for the requirement that notice be given or time elapse or both, and during any Below Investment Grade Period or Collateral Account Period, permit independent public accountants selected by, or representatives of, the Agent) to perform, and deliver to the Agent a written report of, an audit conducted by such accountants with respect to the Pool Receivables, Credit and Collection Policy, Lock-Box Account activity and the Seller's performance of its obligations under this Agreement, the Fee Letter and the Receivables Contribution and Sale Agreement on a scope and in a form reasonably requested by the Agent for such audit.

                           (f) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. (i)
                  Keep, or cause to be kept, proper books of record and account, which shall be maintained or caused to be maintained by the Seller and shall be separate and apart from those of any Affiliate of the Seller, in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP, (ii) to the extent Records are in written form, segregate such Records in file cabinets or storage containers and appropriately label such file cabinets or storage containers to reflect that the Eligible Assets have been conveyed to the Owners, and (iii) to the extent such Records constitute computer programs and other non-written Records, appropriately legend such Records to reflect that the Eligible Assets have been conveyed to the Owners.

                           (g) DEPOSITS TO LOCK-BOX ACCOUNTS. Instruct, or cause
                  the Collection Agent to instruct, all Obligors to make payments in respect of Pool Receivables to a Lock-Box Account and, if the Seller or the Originators shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by the Seller pursuant to Section 2.07), segregate and hold in trust such Collections and deposit such Collections, or cause such Collections to be deposited, to a Lock-Box Account within two Business Days following such receipt.

                           (h) MAINTENANCE OF SEPARATE EXISTENCE. Do all things
                  necessary to maintain its corporate existence separate and apart from each Originator and all other Affiliates of the Seller, including, without limitation:

                           (i) maintaining at least one independent director who
                  (x) is not currently and has not been during the five years preceding the date of this Agreement an officer, director, or employee of any Originator or any of their Affiliates, (y) is not a current or former officer, director or employee of the Seller and (z) is not a stockholder or member of any Originator or any of their Affiliates;

                           (ii) conducting its business from an office separate
                  from those of each Originator and its Affiliates (but which may be located in the same facility as such Originator or any of its Affiliates);

                           (iii) having stationery and other business forms and
                  a telephone number separate from those of each Originator and its Affiliates;

                           (iv) being at all times adequately capitalized in
                  light of its contemplated business;

                           (v) providing at all times for its own operating
                  expenses and liabilities from its own funds, except to the extent that the Seller, on the one hand, and PolyOne or any of its Affiliates, on the other hand, share overhead expenses, the costs and expenses incurred in so doing will be fairly and nonarbitrarily allocated between or among such entities, with the result that each such entity bears its fair share of all such costs and expenses.

                           (vi) maintaining its assets, funds and transactions
                  separately from those of each Originator and its Affiliates, reflecting such assets and transactions in financial statements separate and distinct from those of each Originator and its Affiliates, and evidencing such assets and transactions by appropriate entries in books and records separate and distinct from those of each Originator and its Affiliates;

                           (vii) holding itself out to the public under the
                  Seller's own name as a legal entity separate and distinct from each Originator and its Affiliates;

                           (viii) holding regular duly noticed meetings or
                  obtaining such appropriate consents of its Board of Directors, and making and retaining minutes of such meetings as are necessary or appropriate to authorize all of the Seller's corporate actions required by law to be authorized by its Board of Directors;

                           (ix) not engaging in any transaction with any
                  Originator or any of its Affiliates, except as permitted by this Agreement and as contemplated by the Receivables Contribution and Sale Agreement;

                           (x) not maintaining any joint account with any
                  Originator or any of its Affiliates or becoming liable as a guarantor or otherwise with respect to any Debt or contractual obligation of any Originator or any of its Affiliates;

                           (xi) not directing or participating in the management
                  of any Originator or any of its Affiliates;

                           (xii) not making any payment or distribution of
                  assets with respect to any obligation of any Originator or any of its Affiliates or granting an Adverse Claim on any of its assets to secure any obligation of such Originator or any of its Affiliates;

                           (xiii) not making loans or advances or otherwise
                  extending credit to any Originator or any of its Affiliates;

                           (xiv) not holding itself out as having agreed to pay,
                  or as being liable (primarily or secondarily) for, any obligations of any Originator or any of its Affiliates; and

                           (xv) taking and continuing to take all actions,
                  described in the assumptions as to facts set forth in, and forming the basis of, the opinion of Thompson Hine LLP delivered pursuant to Section 3.01(m)(iii) and designated as
                  Exhibit I-3 to this Agreement.

                           (j) COMPLIANCE WITH CHARTER AND BY-LAWS. Comply with,
                  and cause compliance with, the provisions of the charter and by-laws of the Seller delivered to the Agent pursuant to
                  Section 3.01(d) as the same may, from time to time, be amended, supplemented or otherwise modified with the prior written consent of the Agent.

                           (k) PURCHASE OF POOL RECEIVABLES FROM ORIGINATOR.
                  With respect to each Pool Receivable acquired from each Originator by the Seller other than as a capital contribution, pay to such Originator (in accordance with the Receivables Contribution and Sale Agreement) an amount which constitutes fair consideration and approximates fair market value for such Pool Receivable and in a sale the terms and conditions of which (including, without limitation, the purchase price thereof) reasonably approximate an arm's-length transaction between unaffiliated parties.

                           (l) NATURE OF BUSINESS AND PERMITTED TRANSACTIONS.
                  Engage solely in the following businesses and transactions, directly or indirectly: purchasing Receivables and Related Security from each Originator and selling interests in such Receivables and Related Security to the Owners hereunder and the other transactions permitted or contemplated hereby.

                           (m) RECEIVABLES CONTRIBUTION AND SALE AGREEMENT. At
                  its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Receivables Contribution and Sale Agreement, maintain the Receivables Contribution and Sale Agreement in full force and effect, enforce the Receivables Contribution and Sale Agreement in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Agent, and make to any party to the Receivables Contribution and Sale Agreement such demands and requests for information and reports or for action as the Seller is entitled to make thereunder and as may be from time to time reasonably requested by the Agent.

                  SECTION 5.02. REPORTING REQUIREMENTS OF THE SELLER. Until the later of the Facility Termination Date nor the Eligible Assets and the date upon which no Capital for any Eligible Asset shall be existing and no Yield, Fees or other amounts shall remain unpaid under this Agreement, the Seller will, unless the Agent (with the consent or at the request of the Managing Agents) shall otherwise consent in writing, furnish to the Agent:

                           (a) as soon as available and in any event within 45
                  days after the end of each of the first three quarters of each fiscal year of the Seller, a balance sheet of the Seller as of the end of such quarter and statements of income and retained earnings and of cash flows of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller;

                           (b) as soon as available and in any event within 60
                  days after the end of each fiscal year of the Seller, a copy of the financial statements for such year for the Seller certified in a manner acceptable to the Agent by a Responsible Officer of the Seller;

                           (c) as soon as possible and in any event within five
                  days after the occurrence of each Event of Investment Ineligibility, or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Investment Ineligibility, continuing on the date of such statement, a statement of the chief financial officer of the Seller setting forth details of such Event of Investment Ineligibility or event and the action which the Seller has taken and proposes to take with respect thereto; and

                           (d) promptly, from time to time, such other
                  information, documents, records or reports respecting the Receivables, the Related Security or the Contracts or the condition or operations, financial or otherwise, of the Seller as the Agent may from time to time reasonably request.

                  SECTION 5.03. NEGATIVE COVENANTS OF THE SELLER. Until the later of the Facility Termination Date for the Eligible Assets and the date upon which no Capital for any Eligible Asset shall be existing and no Yield, Fees or other amounts shall remain unpaid under this Agreement, the Seller will not, without the written consent of the Agent (with the consent or at the request of the Managing Agents):

                           (a) SALES, ADVERSE CLAIMS, ETC. Except as otherwise
                  provided herein or in the Parallel Purchase Commitment, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, the Seller's undivided interest in any Pool Receivable or Related Security or Collections in respect thereof, or upon or with respect to any related Contract or any deposit account to which any Collections of any Pool Receivable are sent (including, without limitation, any Lock-Box Account), or assign any right to receive income in respect thereof.

                           (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as
                  otherwise permitted in Section 6.02, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                           (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION
                  POLICY. Make any change in the character of its business or in the Credit and Collection Policy that would, in either case, be reasonably likely to materially impair the collectibility of any Pool Receivable.

                           (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Add
                  or terminate any bank as a Lock-Box Bank or any deposit account as a Lock-Box Account from those listed in Schedule I, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box Account, unless the Agent shall have received at least 20 days' prior written notice of such addition, termination or change and shall have received, with respect to each new Lock-Box Account, a Lock-Box Agreement executed by the Lock-Box Bank that maintains such Lock-Box Account and the Seller or an Originator, as applicable.

                           (e) DEPOSITS TO LOCK-BOX ACCOUNTS. Deposit or
                  otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

                           (f) CHANGE OF NAME, ETC. Change its name or legal
                  structure or its jurisdiction of organization, unless, prior to the effective date of any such change, the Seller delivers to the Agent (i) UCC financing statements necessary to reflect such change and to continue the perfection of the ownership interests in the Eligible Assets contemplated by this Agreement and (ii) if the legal structure of the Seller has changed and such change adversely affects the rights of the Agent under then existing Lock-Box Agreements with the Seller in order to take control of the Lock-Box Accounts pursuant to
                  Section 6.03(a), new Lock-Box Agreements executed by the Seller and the Lock-Box Banks, to the extent necessary to reflect such changes and to continue to enable the Agent to exercise such rights.

                           (g) DEBT. Except as otherwise provided herein or in
                  the Receivables Contribution and Sale Agreement or the Parallel Purchase Commitment, create, incur, assume or suffer to exist any Debt.

                           (h) LEASE OBLIGATIONS. Create, incur, assume or
                  suffer to exist any obligations as lessee for the rental or lease of real or personal property, other than for the lease or rental of an office space or office equipment for use by the Seller in the ordinary course of its business.

                           (i) ERISA. Adopt, maintain, contribute to or incur or
                  assume any obligation with respect to any Plan, Multiemployer Plan or Welfare Plan.

                           (j) INVESTMENTS IN OTHER PERSONS. Except as otherwise
                  provided herein or in the Receivables Contribution and Sale Agreement or the Parallel Purchase Commitment, make or hold any Investment in any Person.

                           (k) SALES, ETC., OF ASSETS. Except as contemplated by
                  this Agreement or the Parallel Purchase Commitment, sell, lease, transfer or otherwise dispose of any assets.

                           (l) MERGER, ETC. Consolidate with or merge into any
                  other Person.

                           (m) ORGANIZATIONAL DOCUMENTS. Amend, supplement or
                  otherwise modify its charter or by-laws furnished to the Agent pursuant to Section 3.02(d).

                           (n) ACCOUNTING. Account for (including for accounting
                  and tax purposes) or otherwise treat the transactions contemplated by the Receivables Contribution and Sale Agreement in any manner other than as sales of Receivables by each Originator to the Seller, or account for (other than for tax purposes) or otherwise treat the transactions contemplated by this Agreement or the Parallel Purchase Commitment in any manner other than as sales of Eligible Assets by the Seller to the Agent for the account of each Investor.

                           (o) RECEIVABLES CONTRIBUTION AND SALE AGREEMENT. (i)
                  Cancel or terminate the Receivables Contribution and Sale Agreement or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify any term or condition of the Receivables Contribution and Sale Agreement or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of the Receivables Contribution and Sale Agreement or (iv) take any other action under the Receivables Contribution and Sale Agreement not required by the terms thereof that would impair the value of any Additional Assigned Rights or the rights or interests of the Seller thereunder or of the Agent or any Owner or Indemnified Party hereunder or thereunder.

                  (p) NO SUBSIDIARY. Acquire or create or otherwise form any Subsidiary.

                  SECTION 5.04. AFFIRMATIVE COVENANTS OF THE COLLECTION AGENT.

                  Until the later of the Facility Termination Date for the Eligible Assets and the date upon which no Capital for any Eligible Asset shall be existing and no Yield, Fees or other amounts shall remain unpaid under this Agreement, the Collection Agent will, unless the Agent (with the consent or at the request of the Managing Agents) shall otherwise consent in writing:

                  (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each other Originator to comply, in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Pool Receivables and related Contracts, Related Security and Collections with respect thereto.

                  (b) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain, and cause each other Originator to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign organization in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Owners or the Agent hereunder or in the Pool Receivables and the Related Security, or the ability of the Collection Agent or any other Originator to perform their respective obligations hereunder and under the Receivables Contribution and Sale Agreement.

                  (c) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Maintain and implement, and cause each other Originator to maintain and implement, administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable, the Outstanding Balance of each Pool Receivable and the dates which payments are due thereon and all Collections of and adjustments to each existing Pool Receivable).

                  (d) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. At its expense, timely and fully (i) perform and comply, and cause each other Originator to timely and fully perform and comply, in all material respects with, or cause to be complied with in all material respects, all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract and (ii) as beneficiary of any Related Security, enforce, and cause each other Originator to enforce, such Related Security as reasonably requested by the Agent.

                  (e) EXAMINATION OF RECORDS; AUDITS. (i) From time to time during regular business hours and upon reasonable prior notice, as requested by the Agent, permit, and cause each other Originator to permit, the Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of each Originator, the Seller, the Collection Agent, their respective Affiliates or the agents of each Originator, the Seller, the Collection Agent or their respective Affiliates, relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of each Originator, the Seller, the Collection Agent or their respective Affiliates or the agents of each Originator, the Seller, the Collection Agent or their respective Affiliates, for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Pool Receivables and the Related Security or the Collection Agent's performance hereunder or under the Contracts with any of the officers or employees of the Collection Agent having knowledge of such matters, and (ii) once during each fiscal year of the Collection Agent commencing with the fiscal year of the Collection Agent ending on December 31, 2002 and at the request of the Agent at any time and from time to time upon the occurrence and during the continuance of any Event of Investment Ineligibility or event which, with the giving of notice or lapse of time or both, would constitute any Event of Investment Ineligibility, at the expense of the Collection Agent, and upon reasonable prior notice, cause its independent public accountants (or, upon the occurrence and during the continuance of any Event of Investment Ineligibility or any event that would constitute an Event of Investment Ineligibility but for the requirement that notice be given or time elapse or both, and during any Below Investment Grade Period or Collateral Account Period, permit independent public accountants selected by, or representatives of, the Agent) to perform, and deliver to the Agent a written report of, an audit conducted by such accountants with respect to the Pool Receivables, Credit and Collection Policy, Lock-Box Account activity and the Collection Agent's performance of its obligations under this Agreement and the Receivables Contribution and Sale Agreement on a scope and in a form reasonably requested by the Agent for such audit.

                  (f) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep, and cause each other Originator to keep, or cause to be kept, proper records and books of account in which full and correct entries shall be made of all financial transactions and the assets and business of the Collection Agent and each other Originator in accordance with GAAP.

                  (g) DEPOSITS TO LOCK-BOX ACCOUNTS. Instruct, and cause each other Originator to instruct, all Obligors to make payments in respect of Pool Receivables to a Lock-Box Account and, if the Collection Agent or any other Originator shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by the Seller pursuant to Section 2.07), segregate and hold in trust such Collections and deposit such Collections, or cause such Collections to be deposited, to a Lock-Box Account within two Business Days following such receipt.

                  SECTION 5.05. NEGATIVE COVENANTS OF THE COLLECTION AGENT. Until the later of the Facility Termination Date for the Eligible Assets and the date upon which no Capital for any Eligible Asset shall be existing and no Yield, Fees or other amounts remain unpaid under this Agreement, the Collection Agent will not, without the written consent of the Agent (with the consent or at the request of the Managing Agents):

                  (a) EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in Section 6.02, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                  (b) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make any change in the character of its business or in the Credit and Collection Policy that would, in either case, be reasonably likely to materially impair the collectibility of any Pool Receivable.

                  (c) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Add or terminate any bank as a Lock-Box Bank or any deposit account as a Lock-Box Account from those listed in Schedule I, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box Account, unless the Agent shall have received at least 20 days' prior written notice of such addition, termination or change and shall have received, with respect to each new Lock-Box Account, a Lock-Box Agreement executed by the Lock-Box Bank that maintains such Lock-Box Account and the Seller or an Originator, as applicable.

                  (d) DEPOSITS TO LOCK-BOX ACCOUNTS. Deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.


                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

                  SECTION 6.01. DESIGNATION OF COLLECTION AGENT.

                  The servicing, administering and collection of the Pool Receivables shall be conducted by such Person (the "COLLECTION AGENT") so designated from time to time in accordance with this Section 6.01. Until the Agent gives three Business Days' notice to the Seller and PolyOne of a designation of a new Collection Agent, PolyOne is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent (at the request or with the consent of any Managing Agent) may at any time designate as Collection Agent any Person (including itself) to succeed PolyOne or any successor Collection Agent if the Agent (or any Managing Agent) shall determine in its reasonable discretion that such action is necessary to protect the interest of any Owner in the Receivables, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may, with the prior consent of the Agent (with the consent or at the request of the Managing Agents), subcontract with any other Person for servicing, administering or collecting the Pool Receivables, PROVIDED that the Collection Agent shall remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof.

                  SECTION 6.02. DUTIES OF COLLECTION AGENT.

                  (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy, including, without limitation, the billing of Pool Receivables as soon as possible under the Contracts related thereto, the preparation and mailing of collection letters to any Obligor whose payment is past due, the investigation and resolution of customer inquiries and complaints, and the employment of one or more agents. Each of the Seller, each Owner and the Agent hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the Contracts. The Collection Agent shall set aside and hold in trust for the account of the Seller and each Owner their respective allocable shares of the Collections of Pool Receivables in accordance with Sections 2.05 and 2.06 but shall not be required (unless otherwise requested by the Agent or otherwise required by Section 2.05 or 2.06) to segregate the funds constituting such portion of such Collections prior to the remittance thereof in accordance with said Sections. If instructed by the Agent (at the request or with the consent of any Managing Agent), the Collection Agent shall segregate and deposit with a bank (which may be Citibank) designated by the Agent such allocable share of Collections of Pool Receivables, set aside for each Owner, on the first Business Day following receipt by the Collection Agent of such Collections. Provided no Event of Investment Ineligibility shall have occurred and be continuing, PolyOne, while it is Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as PolyOne may determine to be appropriate to maximize Collections thereof.

                  (b) The Collection Agent shall as soon as practicable following receipt turn over to the Seller (i) that portion of Collections of Pool Receivables representing its undivided interest therein, less all reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent of servicing, collecting and administering the Pool Receivables to the extent not covered by the Collection Agent Fee received by it and (ii) the Collections of any Receivable which is not a Pool Receivable. The Collection Agent shall as soon as practicable upon demand deliver to the Seller all documents, instruments and records in its possession which evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of documents, instruments and records in its possession which evidence or relate to Pool Receivables. The Collection Agent's authorization under this Agreement shall terminate, after the Facility Termination Date for the Eligible Assets, upon receipt by each Owner of an Eligible Asset of an amount equal to the Capital plus accrued Yield for such Eligible Asset plus all other amounts owed to the Agent, each Owner and the Seller and (unless otherwise agreed by the Agent and the Collection Agent) the Collection Agent under this Agreement.

                  SECTION 6.03. RIGHTS OF THE AGENT.

                  (a) The Agent (at the request or with the consent of any Managing Agent) may notify, at any time upon three Business Days' notice to the Seller if the Agent (or such Managing Agent) shall determine in its sole discretion that such action is necessary to protect the interest of any Owner in the Receivables, or at any time after the designation of a Collection Agent other than PolyOne and at the Seller's expense, the Obligors of Pool Receivables, or any of them, of the ownership of Eligible Assets by the Owners. Further, the Agent is hereby authorized at any time to date, and to deliver to the Lock-Box Banks, the Lock-Box Notices referred to in the Lock-Box Agreements. The Seller and PolyOne each hereby, when the Agent shall deliver such Lock-Box

         Notices to the Lock-Box Banks, transfers to the Agent the exclusive control of the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments, and shall take such further action that the Agent may reasonably request to effect such transfer. If the Agent shall deliver such Lock-Box Notices to the Lock-Box Banks, the Agent will, promptly after the aggregate Capital of all Eligible Assets shall be reduced to zero and the Yield in respect of all Eligible Assets and all other amounts payable under this Agreement to the Owner shall be paid in full, instruct the Lock-Box Banks that the Agent transfers back to the Seller or PolyOne, as the case may be, exclusive control of the Lock-Box Accounts.

                  (b) At any time following the designation of a Collection Agent other than PolyOne pursuant to Section 6.01:

                  (i) The Agent may direct the Obligors of Pool Receivables, or any of them, that payment of all amounts payable under any Pool Receivable be made directly to the Agent or its designee.

                  (ii) Each of the Seller and PolyOne shall, at the Agent's
            request and at the Seller's and PolyOne's expense, give notice of such ownership to each such Obligor and direct that payments be made directly to the Agent or its designee.

                  (iii) Each of the Seller and PolyOne shall, at the Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                  (iv) Each of the Seller and PolyOne hereby authorizes the
            Agent to take any and all steps in the Seller's or any PolyOne's name and on behalf of the Seller and the Owners necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Seller's or PolyOne's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

                  SECTION 6.04. RESPONSIBILITIES OF THE SELLER.

                  Anything herein to the contrary notwithstanding:

                  (a) Each of the Seller and the Originators shall perform all of its obligations under the Contracts related to the Pool Receivables to the same extent as if Eligible Assets had not been sold hereunder and the exercise by the Agent of its rights hereunder shall not relieve the Seller or any Originator from such obligations or its obligations with respect to Pool Receivables or under the related Contracts; and

                  (b) Neither the Agent nor the Owners nor the Managing Agents
            shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller thereunder.

                  SECTION 6.05. FURTHER ACTION EVIDENCING PURCHASES.

                  The Seller and PolyOne each agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the Eligible Assets purchased by the Owners hereunder, or to enable any of them or the Agent to exercise and enforce any of their respective rights and remedies hereunder or under the Certificates. Without limiting the generality of the foregoing, each of the Seller and PolyOne will, upon the request of the Agent: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate in accordance with law; (ii) if the Agent shall determine in its sole discretion that such action is necessary to protect its interest in the Receivables, mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Agent, evidencing that such Eligible Assets have been sold in accordance with this Agreement; and (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with such legend. The Seller hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and the Related Security now existing or hereafter arising without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto shall be sufficient as a financing statement where permitted by law. If the Seller or PolyOne fails to perform any of its agreements or obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Seller or PolyOne as provided in Section 10.01.


                                  ARTICLE VII

                       EVENTS OF INVESTMENT INELIGIBILITY

                  SECTION 7.01. EVENTS OF INVESTMENT INELIGIBILITY.

                  If any of the following events ("EVENTS OF INVESTMENT INELIGIBILITY") shall occur and be continuing:

                  (a) (i) The Collection Agent (if other than the Agent or Citibank) (i) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for three Business Days or (ii) the Seller or the Collection Agent (if other than the Agent or Citibank) shall fail to make any payment or deposit to be made by it hereunder or under the Fee Letter when due; or

                  (b) The Seller or the Collection Agent shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e) or (g), 5.02(c), 5.03, 5.04(e) or (g), or

         5.05 of this Agreement, or any Originator shall fail to perform or observe any term, covenant or agreement contained in Section 4.01(g),
         (i) or (j)(iii) or 4.02 of the Receivables Contribution and Sale Agreement; or

                  (c) Any representation or warranty made or deemed to be made by the Seller or any Originator or the Collection Agent (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any Seller Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made; or

                  (d) The Seller or any Originator shall fail to perform or observe any other term, covenant or agreement contained in any Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for seven Business Days after written notice thereof shall have been given by the Agent to the Seller or such Originator; or

                  (e) The Seller or any Originator shall fail to pay any Debt, in the case of the Seller, in excess of $5,000, and, in the case of such Originator, in excess of $20,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) Any Purchase or any reinvestment pursuant to Section 2.05 shall for any reason, except to the extent permitted by the terms hereof, cease to create, or any Eligible Asset shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Eligible Asset in each applicable Pool Receivable and the Related Security and Collections with respect thereto; or

                  (g) (i) The Seller, any Originator or the Collection Agent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, such Originator or the Collection Agent seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against the Seller, such Originator or the Collection Agent, either such proceeding shall not be stayed or dismissed for 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or
         (ii) the Seller, such

         Originator or the Collection Agent shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (g); or

                  (h) The average of the Default Ratios for each of the three most recently ended calendar months shall exceed 6%, or the average of the Delinquency Ratios for each of the three most recently ended calendar months shall exceed 10%; or

                  (i) (A) During any Investment Grade Period or any Below Investment Grade Period, the aggregate undivided ownership percentage interest of all Investors for all Eligible Assets and the "Eligible Assets" under and as defined in the Parallel Purchase Commitment shall exceed 95% for five consecutive Business Days or (B) during any Collateral Account Period, the Net Receivables Pool Balance shall be less than the Required Net Receivables Pool Balance for a period of two consecutive Business Days or more after delivery of a Daily Seller Report for any Settlement Period; or

                  (j) There shall have been any material adverse change in the financial condition or operations of the Originators, taken as a whole, since December 31, 2001, or there shall have occurred any event which materially adversely affects the collectibility of the Pool Receivables, or there shall have occurred any other event which materially adversely affects the ability of the Seller or the Collection Agent to collect Pool Receivables or the ability of the Seller or the Collection Agent to perform hereunder; or

                  (k) Any provision of any Transaction Document shall for any reason cease to be a legal, valid and binding obligation of the Seller or any Originator, as applicable, or the Seller or any Originator, as applicable, shall so state in writing; or

                  (l) PolyOne shall cease to own directly or indirectly 100% of the outstanding shares of stock of the Seller; or

                  (m) Any "Event of Default" under and as defined in the Credit Agreement shall have occurred and be continuing; or

                  (n) All of PolyOne's long-term public senior unsecured and unguaranteed debt securities, if rated, are rated below BB- by S&P or rated below Ba3 by Moody's (or deemed rated below BB- in the sole discretion of the Citicorp Agent); or

                  (o) The charter or by-laws of the Seller shall be amended, supplemented or otherwise modified without consent of the Agent (or without the consent or at the request of the Managing Agents); or

                  (p) This Agreement shall cease to create in favor of the Agent, as security for the Secured Obligations, a valid security interest in the Collateral, or such security interest shall cease to be a perfected first priority security interest upon the filing of the financing statements referred to in Section 3.01(h).

then, and in any such event, the Agent may, by notice to the Seller, declare the Facility Termination Date (for the Eligible Assets owned by the Owners to which such event applies) to have occurred, whereupon such Facility Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all without any further actions on its part, which are hereby expressly waived by the Seller; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the Seller or any Originator under the Federal Bankruptcy Code or the occurrence of any event described above in subsection (g), the Facility Termination Date (for all Eligible Assets) shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller. Upon any such termination of the Facility, the Agent and the Owners shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of Article IX hereof, any Owner may elect to assign pursuant to Article IX hereof any Eligible Asset owned by such Owner to an Assignee following the occurrence of any Event of Investment Ineligibility.


                                  ARTICLE VIII

                        THE AGENT AND THE MANAGING AGENTS

                  SECTION 8.01. AUTHORIZATION AND ACTION.

                  Each Investor hereby appoints and authorizes each of its Managing Agent and the Agent, respectively, and each Managing Agent hereby appoints and authorizes the Agent, to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents and each other document furnished pursuant hereto as are delegated to such Managing Agent or the Agent, respectively, by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of the Transaction Documents and such other documents), neither the Agent nor any Managing Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions or requests of the Managing Agents, in the case of the Agent, or such Managing Agent's Investor, in the case of such Managing Agent, and such instructions and requests shall be binding upon all parties hereto and all Assignees; provided, however, that neither the Agent nor any Managing Agent shall be required to take any action which exposes the Agent or such Managing Agent to personal liability or which is contrary to this Agreement or any other Transaction Document, or any other document furnished pursuant hereto or applicable law. Each of the Agent and each Managing Agent agrees to give to each other and to each Investor prompt notice of each notice given to it pursuant to the terms of this Agreement or any other Transaction Document or any other document furnished pursuant hereto, and in the case of each notice by the Seller to the Agent of each requested Purchase pursuant to Section 2.02(a), the Agent agrees to use its reasonable best efforts to give notice of such Purchase to each Managing Agent on the same day as such notice by the Seller. The Agent hereby agrees to deliver promptly to each Managing Agent each report, document, notice or other written communication required to be delivered by or on behalf of the Seller or the Collection Agent or any Originator to the Agent on behalf of the Investors and the Managing Agents by the terms and conditions of this Agreement and the other Transaction Documents (it being understood that the Agent shall have no obligation to deliver, or cause to be delivered, to any Managing Agent any such report, document, notice or other written communication if the Seller or the Collection Agent or any Originator required to deliver, or have delivered on its behalf, such report, document, notice or other written communication fails to make or cause such delivery to the Agent).

                  SECTION 8.02. AGENT'S AND MANAGING AGENT'S RELIANCE, ETC. Neither the Agent nor any Managing Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent or Managing Agent, respectively, under or in connection with this Agreement or any other Transaction Document or any other document furnished pursuant hereto (including, without limitation, the Agent's servicing, administering or collecting the Pool Receivables as Collection Agent pursuant to Section 6.01), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, except as otherwise agreed by the Agent or any Managing Agent, as applicable, and any Owner, each of the Agent and each Managing Agent, respectively: (i) may consult with legal counsel (including counsel for the Seller, the Collection Agent or any Originator), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Owner or any other Indemnified Party and shall not be responsible to any Owner or any other Indemnified Party for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document or any other document delivered pursuant hereto; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document or any other document delivered pursuant hereto on the part of the Seller, the Collection Agent or any Originator or to inspect the property (including the books and records) of the Seller, the Collection Agent or any Originator; (iv) shall not be responsible to any Owner or other Indemnified Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other document furnished pursuant hereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created hereunder or under the Receivables Contribution and Sale Agreement; and (v) shall incur no liability under or in respect of this Agreement or any other Transaction Document or any other document delivered pursuant hereto by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. AGENT AND MANAGING AGENTS. With respect to any Eligible Asset owned by it, each of the Agent and the Managing Agents shall have the same rights and powers under this Agreement as any other Owner and may exercise the same as though it were not the Agent or a Managing Agent, as applicable. Each of the Agent and the Managing Agents and their respective Affiliates may generally engage in any kind of business with the Seller or any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Originator or any Obligor or any of their respective Affiliates, all as if CNAI or such Managing Agent were not the Agent or a Managing Agent, as applicable, and without any duty to account therefor to the Owners.

                  SECTION 8.04. INVESTORS' PURCHASE DECISIONS. Each Investor acknowledges that it has, independently and without reliance upon the Agent or any Managing Agent, any of their respective Affiliates or any other Indemnified Party and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase undivided ownership interests in Pool Receivables hereunder. Each Investor also acknowledges that it will, independently and without reliance upon the Agent or any Managing Agent, any of their respective Affiliates or any other Indemnified Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

                  SECTION 8.05. INDEMNIFICATION. Each Investor agrees to cause to be indemnified its Managing Agent and the Agent (to the extent not reimbursed by the Seller or any Originator, and in the case of such indemnification of the Agent, ratably in accordance with its respective Purchase Limit), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Managing Agent or the Agent, respectively, in any way relating to or arising out of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or in connection herewith or any action taken or omitted by such Managing Agent or the Agent under this Agreement or any other Transaction Document or any such instrument or document, provided that no Investor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Managing Agent's or Agent's, respectively, gross negligence or willful misconduct. Without limitation of the foregoing but subject to the proviso to the preceding sentence, each Investor agrees to reimburse each of its Managing Agent and the Agent (in the case of such reimbursement of the Agent, ratably in accordance with its respective Purchase Limit), promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by such Managing Agent or the Agent, respectively, in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or in connection herewith, to the extent, in the case of the Agent, that such expenses are incurred in the interests of or otherwise in respect of all Investors (and not just the Citicorp Investors or their respective Affiliates) hereunder and to the extent that such Managing Agent or the Agent, respectively, is not reimbursed for such expenses by the Seller or any Originator.

                  SECTION 8.06. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Managing Agents and the Seller and may be removed at any time with or without cause by the Managing Agents. Upon any such resignation or removal, the Managing Agents shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Managing Agents, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Managing Agents' removal of the retiring Agent, then the retiring Agent may, on behalf of the Investors and the Managing Agents, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Managing Agents may request, in order to continue the perfection of the ownership and security interests granted or purported to be granted by the Transaction Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   ARTICLE IX

                          ASSIGNMENT OF ELIGIBLE ASSETS

                  SECTION 9.01. ASSIGNMENT.

                  (a) Each Investor may assign to any other Assignee, and any such Assignee may assign to any other Assignee, any Eligible Asset. Upon any such assignment, (i) the Assignee shall become the Owner of such Eligible Asset for all purposes of this Agreement and (ii) the Owner assignor thereof shall relinquish its rights with respect to such Eligible Asset for all purposes of this Agreement. Such assignments shall be upon such terms and conditions as the assignor and the Assignee of such Eligible Asset may mutually agree, the parties thereto shall deliver to the Agent an Assignment, duly executed by such parties, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the Assignee may reasonably request in order to perfect, protect or more fully evidence the Assignee's right, title and interest in and to such Eligible Asset, and to enable the Assignee to exercise or enforce any rights hereunder or under the Certificate. The Agent shall provide notice to the Seller of any assignment of an Eligible Asset hereunder.

                  (b) By executing and delivering an Assignment, the Owner assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment, such assigning Owner makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Transaction Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Certificates, any other Transaction Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Owner makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or any Originator or the Collection Agent or the performance or observance by the Seller or any Originator or the Collection Agent of any of its obligations under, or the perfection or priority of any ownership or security interest created or purported to be created under or in connection with, this Agreement, the Certificates, the Receivables Contribution and Sale Agreement or any other instrument or document furnished pursuant hereto; (iii) such Assignee and the Assignee's Agents confirm that they have received a copy of this Agreement or any other Transaction Documents, together with copies of the financial statements referred to in Section 4.01, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and to purchase such Eligible Asset; (iv) such Assignee will, independently and without reliance upon the Agent, any of its Affiliates, such assigning Owner or any other Owner and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Transaction Documents; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and any other Transaction Document as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; (vi) such Assignee appoints as its agent the Collection Agent from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts; and (vii) such Assignee agrees that it will not institute against any Investor any proceeding of the type referred to in
Section 7.01(g) so long as any commercial paper issued by such Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

                  SECTION 9.02. ASSIGNMENT OF RIGHTS AND OBLIGATIONS.(a) Any Investor may assign to any Assignee all or a portion of its rights and obligations under this Agreement (including, without limitation, its right to make Purchases and reinvestments from time to time hereunder and all Eligible Assets owned by it); provided, however, that (i) each such assignment shall be of not less than $1,000,000 of such Investor's right to make Purchases under this Agreement and the Eligible Assets owned by it, (ii) each such assignment shall be to an Eligible Assignee, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, (iv) the consent of the Agent shall first have been obtained and (v) the Seller should execute and deliver to the Agent for the account of such Assignee a Certificate in form and substance satisfactory to the Agent. Upon such execution, delivery and acceptance of any Assignment and Acceptance, from and after the effective date specified in such Assignment and Acceptance, which effective date shall be the later of (x) the date the Agent receives such executed Assignment and Acceptance and (y) the date of such Assignment and Acceptance, (I) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have all the rights and obligations of an Investor hereunder and (II) the assigning Investor shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Investor's rights and obligations under this Agreement, such Investor shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the assigning Investor and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Investor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Transaction Document or any other document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other document furnished pursuant hereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created hereunder or under the Receivables Contribution and Sale Agreement; (ii) the assigning Investor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or any Originator or the Collection Agent or the performance or observance by the Seller or any Originator or the Collection Agent of any of its obligations under this Agreement or any other Transaction Document or any other document furnished pursuant hereto; (iii) such Assignee confirms that it has received copies of this Agreement and the other Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, any Managing Agent, any of its Affiliates, the assigning Investor or any former Owner and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents and the other documents furnished pursuant hereto; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes the Agent and its Managing Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Transaction Documents and the other instruments and documents



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

furnished pursuant hereto as are delegated to the Agent or such Managing Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; (vii) such Assignee appoints as its agent the Collection Agent from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the Pool Receivables and the Related Security and Collections with respect thereto and the related Contracts; (viii) such Assignee agrees that it will not institute against any Investor or any former Investor any proceeding of the type referred to in clause
(i) of Section 7.01(g) so long as any promissory notes issued by any Investor or any former Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such promissory notes shall have been outstanding; and (ix) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as an Investor.

                  (c) The Agent shall maintain at its office referred to in
Section 11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "REGISTER") for the recordation of the name and address of each Investor and the Purchase Limit of, and the amount of the Capital of each Eligible Asset owned by, each Investor from time to time, which shall be available for inspection by the Seller and the Managing Agents at any reasonable time and from time to time upon reasonable prior notice. The entries in such register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Managing Agents, the Collection Agent and the Agent may treat each Person whose name is recorded in such register as an Investor hereunder for all purposes of this Agreement.

                  (d) Upon its receipt of an Assignment and Acceptance executed by any assigning Investor and an Assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance and (ii) give prompt notice thereof to the Seller and the Collection Agent.

                  (e) Each Investor may sell participations to one or more Persons (other than the Seller or any of its Affiliates) in or to all or a portion of its interest in any Eligible Asset under this Agreement (including, without limitation, all or a portion of the Eligible Assets owing to it and the Certificate); PROVIDED, HOWEVER, that (i) such Investor's obligations under this Agreement (including, without limitation, its Purchase Limit hereunder) shall remain unchanged, (ii) such Investor shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Investor shall remain the holder of any Certificate for all purposes of this Agreement, (iv) the Seller, the Agent and the other Investors shall continue to deal solely and directly with such Investor in connection with such Investor's rights and obligations under this Agreement and (v) no Participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Certificate, or any consent to any departure by the Seller therefrom, except to the extent that such amendment, waiver or consent would reduce the Capital of, or Yield on, the Certificate or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of Capital of, or Yield on, the Certificate or any fees or other amounts hereunder, in each case to the extent subject to such participation.

                  SECTION 9.03. ANNOTATION OF CERTIFICATES.

                  The Agent shall annotate the Certificate of any assigning Investor to reflect any assignments made pursuant to Section 9.01 or 9.02 or otherwise.


                                   ARTICLE X

                                 INDEMNIFICATION

                  SECTION 10.01. INDEMNITIES BY THE SELLER.

                  Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party (without duplication in the case of the participation by any Participant) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or as a result of this Agreement or the use of proceeds of Purchases or the ownership of Eligible Assets or in respect of any Receivable or any Contract, EXCLUDING, HOWEVER, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (b) Indemnified Amounts resulting from recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party for Indemnified Amounts relating to or resulting from:

                  (i) the creation of an undivided percentage ownership interest in any Receivable which is not at the date of the creation of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

                  (ii) reliance on any representation or warranty made by the Seller or any Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document or any Seller Report or any other information or report delivered by the Seller or any Originator pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                  (iii) the failure by the Seller or any Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

                  (iv) the failure to vest in the Owner of an Eligible Asset an undivided percentage ownership interest, to the extent of such Eligible Asset, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim; or the failure of the Seller to have obtained a first priority perfected ownership interest in the Pool Receivables and the Related Security and Collections with respect thereto transferred or purported to be transferred to the Seller under the Receivables Contribution and Sale Agreement, free and clear of any Adverse Claim;

                  (v) the failure of the Seller to file, or any delay by the Seller in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any Purchase or reinvestment or at any subsequent time;

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vii) any failure of the Seller or any Originator, so long as such Originator is Collection Agent, to perform its duties or obligations hereunder or under this Agreement or any other Transaction Document or to perform its duties or obligations under any Contract;

                  (viii) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract; or

                  (ix) any investigation, litigation or proceeding related to this Agreement or any other Transaction Document or the use of proceeds of Purchases or the ownership of Eligible Assets or in respect of any Receivable or any Contract; or

                  (x) the commingling by the Seller of Collections of Pool Receivables at any time with other funds.

                  (xi) any action or omission by the Seller or any Originator, so long as such Originator is Collection Agent, reducing or impairing the rights of any Owner of a Receivable Interest under this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto or with respect to any Pool Receivable;

                  (xii) any cancellation or modification of a Pool Receivable, the related Contract or any Related Security, whether by written agreement, verbal agreement, acquiescence or otherwise;

                  (xiii) any investigation, litigation or proceeding related to or arising from this Agreement, any other Transaction Document or any document furnished pursuant hereto or thereto, or any transaction contemplated by this Agreement or any Contract or the use of proceeds from any Purchase or reinvestment pursuant to this Agreement, or the ownership of, or other interest in, any Receivable, the related Contract or Related Security;

                  (xiv) the existence of any Adverse Claim against or with respect to any Pool Receivable, the related Contract or the Related Security or Collections with respect thereto;



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

                  (xv) any failure by the Seller to pay when due any taxes, including without limitation sales, excise or personal property taxes, payable by the Seller in connection with any Receivable or the related Contract or any Related Security with respect thereto;

                  (xvi) any claim brought by any Person other than an Indemnified Party arising from any activity by any Originator or any Affiliate of such Originator in servicing, administering or collecting any Pool Receivable; or

                  (xvii) to the extent not covered by the foregoing clauses, the occurrence and continuance of any Event of Termination other than an Event of Termination arising under Section 7.01(h).


                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01. AMENDMENTS, ETC.

                  No amendment or waiver of any provision of this Agreement nor consent to any departure by the Seller therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Managing Agents, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 11.02. NOTICES, ETC.

                  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or delivered, as to each party hereto, to its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications shall be effective when received, in each case addressed as aforesaid.

                  SECTION 11.03. NO WAIVER; REMEDIES.

                  No failure on the part of the Agent, any Managing Agent or an Owner to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 11.04. BINDING EFFECT; ASSIGNABILITY.

                  This Agreement shall become effective as of the Restatement Effective Date when all the conditions set forth in Section 3.01 are satisfied or waived, and thereafter shall be binding upon and inure to the benefit of the Seller, the Collection Agent, each Owner, each Managing Agent and the Agent and their respective successors and assigns, except that neither the Seller nor the Collection Agent shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Managing Agents and the Agent. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date for the



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

Eligible Assets, as all accrued Yield and Fees shall be paid and no Capital of any Eligible Asset shall be outstanding; provided, however, that rights and remedies with respect to the provisions of Sections 2.11, 10.01, 11.06, 11.07 and 11.08 shall be continuing and shall survive any termination of this Agreement.

                  SECTION 11.05. GOVERNING LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT PERFECTION OF THE INTERESTS OF THE OWNERS IN THE RECEIVABLES, OR REMEDIES HEREUNDER, IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  SECTION 11.06. COSTS, EXPENSES AND TAXES.

                  (a) In addition to the rights of indemnification granted to the Indemnified Parties under Article X hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment (including periodic auditing) of this Agreement and the other Transaction Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent, each Managing Agent and each Investor with respect thereto and with respect to advising the Agent, each Managing Agent and as to their respective rights and remedies under this Agreement and each other Transaction Document. The Seller further agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, each Managing Agent, each Owner and their respective Affiliates, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Certificates, any other Transaction Document and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent, each Managing Agent, each Owner and their respective Affiliates in connection with the enforcement of rights under this Section 11.06(a). A certificate as to the amount of such costs and expenses setting forth the basis thereof in reasonable detail and submitted to the Seller shall be conclusive and binding for all purposes, absent manifest error.

                  (b) In addition, the Seller shall pay any and all commissions of placement agents and commercial paper dealers in respect of commercial paper notes of each Investor issued to fund the Purchase or maintenance of any Eligible Asset and any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, each other Transaction Document or the other documents to be delivered hereunder, and agrees to indemnify the Agent, each Managing Agent and each Investor and their respective Affiliates against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  (c) In addition, the Seller shall pay on demand all other costs, expenses and taxes (excluding income taxes) incurred by each Investor or any general or limited partner of each Investor ("OTHER COSTS"), including, without limitation, the cost of auditing each Investor's books by certified public accountants, the cost of rating each Investor's commercial paper by independent financial rating agencies, the taxes (excluding income taxes) resulting from each Investor's operations, and the reasonable fees and out-of-pocket expenses of counsel for each Investor or any counsel for any general or limited partner of each Investor with respect to (i) advising such Investor or such general



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

or limited partner as to its rights and remedies under this Agreement and each other Transaction Document, (ii) the enforcement of this Agreement, each other Transaction Document and the other documents to be delivered hereunder, or (iii) advising such Investor or such general or limited partner as to matters relating to such Investor's operations; PROVIDED, HOWEVER that, if any Investor enters into agreements for the purchase of interests in receivables from one or more other Persons ("OTHER SELLERS"), the Seller and such Other Sellers shall each be liable for such Other Costs ratably in accordance with the usage under the respective facilities of such Investor to purchase receivables or interests therein from the Seller and each Other Seller; and PROVIDED FURTHER that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs. A certificate as to the amount of such costs and expenses setting forth the basis thereof in reasonable detail and submitted to the Seller shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 11.07. NO PROCEEDINGS.

                  (a) Each of the Seller, PolyOne, the Agent, each Managing Agent, each Owner, each assignee of an Eligible Asset or any interest therein and each entity which enters into a commitment to purchase Eligible Assets or interests therein hereby agrees that it will not institute against any Investor any proceeding of the type referred to in clause (i) of Section 7.01(g) so long as any commercial paper issued by such Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

                  (b) Each of the parties hereto hereby agree that they will not institute against the Seller any proceeding of the type referred to in clause
(i) of Section 7.01(g).

                  (c) Each of the Seller and PolyOne hereby agrees that, in connection with the Transaction Documents and the transactions contemplated thereby, none of the Indemnified Parties shall be liable to the Seller or PolyOne except to the extent of such Indemnified Party's own gross negligence or willful misconduct or have any liability for special, indirect, consequential or punative damages arising out of or otherwise relating to the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

                  SECTION 11.08. CONFIDENTIALITY. (a) Except to the extent otherwise required by applicable law, rule, regulation or judicial process, the Seller agrees to maintain the confidentiality of this Agreement, the Receivables Contribution and Sale Agreement, Consent and Agreement, the Fee Letter (and all drafts thereof) and all non-public information delivered in connection herewith in communications with third parties and otherwise; PROVIDED, HOWEVER, that the Agreement, the Receivables Contribution and Sale Agreement, Consent and Agreement, the Fee Letter and any such information may be disclosed to third parties to the extent such disclosure is (i) limited in scope to the provisions of Articles V, VII, X and, to the extent defined terms are used in Articles V, VII and X, such terms defined in Article I of this Agreement and (ii) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent; PROVIDED FURTHER, HOWEVER, that the Agreement, the Receivables Contribution and Sale Agreement, Consent and Agreement and the Fee Letter may be disclosed to the Seller's legal counsel pursuant to an agreement of the type referred to in clause (ii), above; and PROVIDED FURTHER, HOWEVER, that the Seller shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of the Seller.

                  (b) Each Owner understands that each of this Agreement, the Receivables Contribution and Sale Agreement, Consent and Agreement and the Fee Letter is a confidential document and no Owner will disclose it to any other Person without the Agent's prior written consent other than (i) to such Owner's Affiliates and their and their Affiliates' officers, directors, employees, agents, counsel, auditors and advisors and then only on a confidential basis,
(ii) to actual or prospective Assignees and Participants, and then only if such Assignee or Participant has agreed in writing to maintain such information on a confidential basis, (iii) to rating agencies, (iv) as required by any law, rule or regulation or judicial process or (v) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                  (c) Neither the Agent, any Managing Agent, or any Owner shall disclose any Confidential Information to any Person without the consent of the Seller, other than (i) to the Agent's, such Managing Agent's or such Owner's Affiliates and their and their Affiliates' officers, directors, employees, agents, counsel, auditors and advisors and then only on a confidential basis,
(ii) to actual or prospective Assignees and Participants, and then only if such Assignee or Participant has agreed in writing to maintain such Confidential Information on a confidential basis, (iii) to rating agencies, (iv) as required by any law, rule or regulation or judicial process and (v) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                  SECTION 11.09. JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto hereby agrees that service of process in any such action or proceeding may be effected by mailing a summons and complaint to it at its address specified in Section 11.02 by registered mail, return receipt requested, or in any other manner permitted by applicable law. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any other jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 11.10. GRANT OF A SECURITY INTEREST.

                  (a) The Seller hereby grants to the Agent for the benefit of itself, the Owners and each other Indemnified Party from time to time, a security interest in and to all of the Seller's right, title and interest in and to of the Pool Receivables, the Related Security with respect thereto and the Collections and all proceeds of any and all of the foregoing Collateral (collectively the "COLLATERAL"); PROVIDED, HOWEVER, that it is understood and agreed that (i) the Seller has sold, and will from time to time sell, to the Agent for the account of the Investors, pursuant to Article II and the Certificates, undivided percentage interests in the Pool Receivables from time to time and constituting the Eligible Assets and (ii) the security interest referred to in this subsection (a) is and shall be subject and subordinate to the Eligible Assets from time to time.

                  (b) The security interest granted under this Section 11.10 secures the payment of all obligations of the Seller now or hereafter existing from time to time under or in connection with this Agreement, the Fee Letter and the other Transaction Documents, whether for Collections received or deemed to have been received or otherwise payable by the Seller, interest, fees, costs, expenses, indemnification or otherwise (all such obligations being the "SECURED OBLIGATIONS").

                  (c) The Seller agrees that from time to time, at the expense of the Seller, the Seller will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Seller will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as the Agent may reasonably request, in order to perfect and preserve the assignment and security interest granted or purported to be granted hereby. The Seller hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Seller where permitted by law, and the Agent shall notify the Seller of each such filing. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (d) The Seller hereby irrevocably appoints the Agent as the Seller's attorney-in-fact, with full authority in the place and stead of the Seller and in the name of the Seller or otherwise, from time to time in the Agent's discretion following the occurrence and during the continuance of an Event of Investment Ineligibility, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of the assignment, grant and security interest granted hereunder, including, without limitation:

                  (i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral,

                  (ii) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, if any, in connection therewith, and

                  (iii) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

                  (e) If the Seller fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Seller under Section 11.06.

                  (f) The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

                  (g) If any Event of Investment Ineligibility shall have occurred and be continuing:

                  (i) The Agent may exercise any and all rights and remedies of the Seller in respect of the Collateral.

                  (ii) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC in effect in the State of New York (whether or not such UCC applies to the affected Collateral).

                  (iii) All payments received by the Seller in respect of the Collateral shall be received in trust for the benefit of the Agent, shall (upon request by the Agent) be segregated from other funds of the Seller and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement).

                  (iv) All payments made in respect of the Collateral, and all cash proceeds in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, received by the Agent may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 11.06) in whole or in part by the Agent for the Owners or the applicable Indemnified Parties against, all or any part of the Secured Obligations in such order as the Agent shall elect. Any surplus of such payments or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Seller or to whomsoever may be lawfully entitled to receive such surplus.

                  (h) Anything herein to the contrary notwithstanding, (i) the Seller shall remain liable under each Contract to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of the rights hereunder shall not release the Seller from any of its duties or obligations under any Contract and (iii) neither the Agent nor any Investor nor any other Indemnified Party shall have any obligation or liability under any Contract by reason of this Section 11.10, nor shall the Agent or any Investor or any other Indemnified Party be obligated to perform any of the obligations or duties of the Seller thereunder.

                  SECTION 11.11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

                  SECTION 11.12. INTENT OF THE PARTIES. It is the intention of the parties hereto that each Purchase and reinvestment shall convey to the Agent for the benefit of each Owner, to the extent of its Eligible Assets, an undivided ownership interest in the Pool Receivables and the Related Security and Collections in respect thereof and that such transaction shall constitute a purchase and sale and not a secured loan for all purposes other than for federal income tax purposes. If, notwithstanding such intention, the conveyance of the Eligible Assets from the Seller to the Agent for the benefit of any Owner shall ever be recharacterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement and the Certificate shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Agent for the benefit of such Owner, to the extent of such Owner's Eligible Assets, a duly perfected first priority security interest in and to all of the Seller's right, title and interest in and to the Pool Receivables, whether now owned or hereafter acquired, and the Related Security and Collections in respect thereof from time to time and all cash and non-cash proceeds in respect thereof, free and clear of Adverse Claims. For such purpose, the Seller hereby grants to the Agent for the benefit of each Owner, to the extent of such Owner's Eligible Assets, a duly perfected first priority security interest in all of the Seller's right, title and interest in and to the Pool Receivables, whether now owned or hereafter acquired, and the Related Security and Collections with respect thereto from time to time and all cash and non-cash proceeds in respect thereof.

                  SECTION 11.13. ENTIRE AGREEMENT. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, relating to the subject matter hereof.

                  SECTION 11.14. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 11.15. WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the other Transaction Documents, the Purchases or the actions of the Agent or any other Indemnified Party in the negotiation, administration, performance or enforcement hereof or thereof.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            POLYONE FUNDING CORPORATION

                                            By: /s/ John Rastetter
                                               ---------------------------------
                                               Name: John Rastetter
                                               Title: President

                                            33587 Walker Road
                                            Avon Lake, Ohio  44012
                                            (Lorain County)
                                            Attention: Treasurer




                                            POLYONE CORPORATION

                                            By: /s/ John Rastetter
                                               ---------------------------------
                                               Name: John Rastetter
                                               Title: Treasurer

                                            33587 Walker Road
                                            Avon Lake, Ohio  44012
                                            (Lorain County)
                                            Attention: Treasurer




                                            CITICORP NORTH AMERICA, INC.,
                                              as Citicorp Agent and as Agent

                                            By: /s/ Junette M. Earl
                                               ---------------------------------
                                               Name: Junette M. Earl
                                               Title: Vice President

                                            450 Mamaroneck Avenue
                                            Harrison, New York  10528
                                            Attention:  Global Securitization
                                            Facsimile No.: (914) 899-7890

                                            CORPORATE RECEIVABLES CORPORATION

                                            By: Citicorp North America, Inc.
                                                  as Attorney-in-Fact

                                            By: /s/ Junette M. Earl
                                               ---------------------------------
                                               Name: Junette M. Earl
                                               Title: Vice President

                                            450 Mamaroneck Avenue
                                            Harrison, New York  10528
                                            Attention:  CRC
                                            Facsimile No.: (914) 899-7890



                                            CIESCO, L.P.

                                            By: Citicorp North America, Inc.
                                                  as Attorney-in-Fact


                                            By: /s/ Junette M. Earl
                                               ---------------------------------
                                               Name: Junette M. Earl
                                               Title: Vice President

                                            450 Mamaroneck Avenue
                                            Harrison, New York  10528
                                            Attention:  Ciesco
                                            Facsimile No.: (914) 899-7890

                                U.S. $250,000,000

                           FIFTH AMENDED AND RESTATED
                  TRADE RECEIVABLES PURCHASE AND SALE AGREEMENT

                           Dated as of April 10, 2002

                                      Among

                           POLYONE FUNDING CORPORATION

                                   AS SELLER,
                                   ----------

                               POLYONE CORPORATION

                              AS COLLECTION AGENT,
                              --------------------

                                  CIESCO, L.P.

                                       and

                       CORPORATE RECEIVABLES CORPORATION,

                                  AS INVESTORS
                                  ------------

                                       and

                          CITICORP NORTH AMERICA, INC.

                         AS MANAGING AGENT AND AS AGENT
                         ------------------------------

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

  PRELIMINARY STATEMENTS.......................................................1


                                    ARTICLE I

                                   DEFINITIONS

  SECTION 1.01. Certain Defined Terms..........................................2

  SECTION 1.02. Other Terms...................................................23

  SECTION 1.03. Computation of Time Periods...................................23

  SECTION 1.04. Accounting Terms..............................................23


                                   ARTICLE II

                       AMOUNTS AND TERMS OF THE PURCHASES

  SECTION 2.01. Facility......................................................24

  SECTION 2.02. Making Purchases..............................................24

  SECTION 2.03. Termination of Facility or Reduction of the Purchase Limits...25

  SECTION 2.04. Eligible Asset................................................25

  SECTION 2.05. Non-Liquidation Settlement Procedures.........................25

  SECTION 2.06. Liquidation Settlement Procedures.............................26

  SECTION 2.07. General Settlement Procedures.................................27

  SECTION 2.08. Payments and Computations, Etc................................28

  SECTION 2.09. Dividing or Combining of Eligible Assets......................29

  SECTION 2.10. Fees and Payments.............................................29

  SECTION 2.11. Increased Costs...............................................30


                            ARTICLE III

           CONDITIONS OF EFFECTIVENESS AND OF PURCHASES

  SECTION 3.01. Conditions Precedent to Effectiveness.........................31

  SECTION 3.02. Conditions Precedent to All Purchases and Reinvestments.......33


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

  SECTION 4.01. Representations and Warranties of the Seller..................34

  SECTION 4.02. Representations and Warranties of the Collection Agent........37


                                    ARTICLE V

                                GENERAL COVENANTS

  SECTION 5.01. Affirmative Covenants of the Seller...........................39

  SECTION 5.02. Reporting Requirements of the Seller..........................42

  SECTION 5.03. Negative Covenants of the Seller..............................43

  SECTION 5.04. Affirmative Covenants of the Collection Agent.................45

  SECTION 5.05. Negative Covenants of the Collection Agent....................47


                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

  SECTION 6.01. Designation of Collection Agent...............................47

  SECTION 6.02. Duties of Collection Agent....................................47

  SECTION 6.03. Rights of the Agent...........................................49

  SECTION 6.04. Responsibilities of the Seller................................49

  SECTION 6.05. Further Action Evidencing Purchases...........................50


                                   ARTICLE VII

                       EVENTS OF INVESTMENT INELIGIBILITY

  SECTION 7.01. Events of Investment Ineligibility............................50


                                  ARTICLE VIII

                        THE AGENT AND THE MANAGING AGENTS

  SECTION 8.01. Authorization and Action......................................53

  SECTION 8.02. Agent's and Managing Agent's Reliance, Etc....................54

  SECTION 8.03. Agent and Managing Agents.....................................54

  SECTION 8.04. Investors' Purchase Decisions.................................54

  SECTION 8.05. Indemnification...............................................55

  SECTION 8.06. Successor Agent...............................................55


                                   ARTICLE IX

                          ASSIGNMENT OF ELIGIBLE ASSETS

  SECTION 9.01. Assignment....................................................56

  SECTION 9.02. Assignment of Rights and Obligations..........................57

  SECTION 9.03. Annotation of Certificates....................................59


                                    ARTICLE X

                                 INDEMNIFICATION

  SECTION 10.01. Indemnities by the Seller....................................59


                                   ARTICLE XI

                                  MISCELLANEOUS

  SECTION 11.01. Amendments, Etc..............................................61

  SECTION 11.02. Notices, Etc.................................................61

  SECTION 11.03. No Waiver; Remedies..........................................61

  SECTION 11.04. Binding Effect; Assignability................................61

  SECTION 11.05. GOVERNING LAW................................................62

  SECTION 11.06. Costs, Expenses and Taxes....................................62

  SECTION 11.07. No Proceedings...............................................63

  SECTION 11.08. Confidentiality..............................................63

  SECTION 11.09. Jurisdiction, Etc............................................64

  SECTION 11.10. Grant of a Security Interest.................................65

  SECTION 11.11. Execution in Counterparts....................................67

  SECTION 11.12. Intent of the Parties........................................67

  SECTION 11.13. Entire Agreement.............................................67

  SECTION 11.14. Severability of Provisions...................................67

  SECTION 11.15. Waiver of Jury Trial.........................................67

                                    SCHEDULES


SCHEDULE I      List of Lock-Box Banks and Lock-Box Accounts

SCHEDULE II     Description of Credit and Collection Policy

SCHEDULE III    Form of Contracts and Invoices

SCHEDULE IV     Chief Executive Offices and Organization Identification Numbers


                                    EXHIBITS

EXHIBIT A       Form of Assignment

EXHIBIT B       Form of Assignment and Acceptance

EXHIBIT C       Form of  Certificate

EXHIBIT D-1     Monthly Seller Report

EXHIBIT D-2     Weekly Seller Report

EXHIBIT D-3     Daily Seller Report

EXHIBIT E       Form of Lock-Box Agreement

EXHIBIT F       Form of Receivables Contribution and Sale Agreement

EXHIBIT G       form of Consent and Agreement

EXHIBIT H       Form of Parent Undertaking

EXHIBIT I-1 Form of Opinion of Thompson Hine LLP, Counsel to the Seller and the Originators

EXHIBIT I-2 Form of Opinion of Senior Corporate Counsel to the Seller and the Originators ("true sale" and non-substantive consolidation opinion)

EXHIBIT I-3 Form of Opinion of Counsel to the Seller and the Originators as to "true sale" and non-substantive consolidation